School of Whales Commercial Real Estate Equity Fund, LLC

EXPLANATORY NOTE

This Post-Qualification Amendment No. 1 (this “Post-Qualification Amendment No. 1”) to the Offering Statement on Form 1-A (File No. 024-10995) (the “Offering Statement”), as originally qualified by the Securities and Exchange Commission (“SEC”) on June 8, 2021, is being filed to extend the Offering Statement for an additional period of (1) year, to include information contained in the Company’s Annual Report on Form 1-K for the fiscal year ended December 31, 2021, and to update certain other information in the Offering Statement. During the twelve (12) month period preceding the date of this Post-Qualification Amendment No. 1, the Company sold and issued Ten Thousand Two Hundred Thirty One and 7/10 (10,231.70) Class A Units pursuant to the Offering Statement, thereby reducing the number of Class A Units set forth in this offering circular contained in this Post-Qualification Amendment No. 1.

The information included in this filing amends the Offering Statement and the offering circular contained therein. No additional securities are being qualified under this Post-Qualification Amendment No. 1 and no material changes are being made to the Offering Statement, other than to extend the offering and include information contained in the Company’s Annual Report on Form 1-K, which was filed on May 2, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A POS

REGULATION A OFFERING STATEMENT

UNDER THE SECURITIES ACT OF 1933

School of Whales Commercial Real Estate Equity Fund, LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 024-10995

Florida (State of organization)	83-2423920 (I.R.S. Employer Identification No.)

2900 SW 28th Terrace, Suite 202 Miami, FL (Address of principal executive offices)	33133 (Zip Code)

786-235-9130
Registrant’s telephone number, including area code

Class A Interests
(Title of each class of securities issued pursuant to Regulation A)

School of Whales Commercial Real Estate Equity Fund, LLC

PART II- OFFERING CIRCULAR

School of Whales Commercial Real Estate Equity Fund, LLC (the “Company”)

Amended Offering Circular dated June 9, 2022

The Company is hereby providing the information required by Part I of Form S-11 (17 9 CFR 239.18 and are following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405).

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. As set forth above, this Post-Qualification Amendment No. 1 (this “Post-Qualification Amendment No. 1”) to the Offering Statement on Form 1-A (File No. 024-10995) (the “Offering Statement”), as originally qualified by the Securities and Exchange Commission (“SEC”) on June 8, 2021, is being filed to extend the Offering Statement for an additional period of (1) year, to include information contained in the Company’s Annual Report on Form 1-K for the fiscal year ended December 31, 2021, and to update certain other information in the Offering Statement. Information contained in this Amended Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Amended Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor will the Company conduct any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The Company may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two (2) business days after the completion of our sale that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

We are offering 1,000,000 Class A Interests (“Preferred Interests” or “Interests” or “Class Interests”) at $50.00 per Interest through our Manager (the “Offering”), of which 10,231.70 have been sold within the past twelve (12) months. Purchasers shall, upon acceptance by the Manager of their Subscriptions, become Class A Members in the Company. Initially, all funds received from subscribers were placed into a non-interest-bearing escrow account, with North Capital Private Securities Corporation, a Delaware corporation (“North Capital”) serving as escrow agent. Funds were not released to the Company until a minimum of $100,000.00 (“Minimum Offering”) had been raised. As further set forth herein, the funds were released by the escrow agent to the Company on December 22, 2021. On that date, all proceeds from the sale of the Preferred Interests will be made immediately available to the Company for the purposes of acquiring assets and working capital. This Offering was originally to terminate on the date which falls one year from the qualification date of the original Offering Statement, namely: June 8, 2022; however, pursuant to the Offering Statement, the Manager has chosen to extend this Offering for an additional period of one (1) year and may extend for an additional period of one (1) year thereafter, at which time the Manager will file an appropriate Offering Circular for qualification with the Commission, unless all Preferred Interests have been sold. There are no provisions for the return of funds given that the minimum of 2,000 Preferred Interests have been sold. We reserve the right to use one or more registered broker-dealers and members of Financial Industry Regulatory Authority (“FINRA”), acting as underwriters or placement agents, in which event the broker-dealers will also conduct the Offering on a “best efforts” basis, and pay such broker-dealers a cash commission of up to 1.0% of the gross proceeds raised by such broker-dealers. See “Plan of Distribution” in this Offering Circular. None of the Shares offered are being sold by present security holders of the Company.

The Company has engaged Dalmore Group, LLC, a New York limited liability company and broker-dealer registered with the SEC and a member of FINRA ("Dalmore"), to provide broker-dealer and administrative services related to operations and compliance, but not underwriting or placement agent services, in all 50 states, District of Columbia and the territories of the United States in connection with this Offering. The administrative services Dalmore will provide include the review of investor information, including Know Your Customer data, Anti-Money Laundering and other compliance checks, and the review of subscription agreements and investor information. As compensation for these broker-dealer and administrative services, the Company has paid a one-time set up fee of $5,000.00 to Dalmore and a consulting fee of $20,000.00 when we received our SEC Qualification. We will also pay Dalmore a 1.0% commission on the aggregate amount raised by the Company in this Offering, as described in the Broker-Dealer Agreement between the Company and Dalmore. For purposes of clarification, such commission would be in addition to the commission to be paid to the broker-dealers, acting as underwriters or placement agents, resulting in a potential aggregate commission of up to 2.0% on the aggregate amount raised in this Offering. North Capital and a registered Broker-Dealer, member of FINRA and SIPC has been engaged to provide services for the collection of funds from Purchasers. All funds paid by subscribers in the offering will be deposited into an escrow account with North Capital serving as the escrow agent. North Capital shall additionally provide various back-end services for the Company’s investor website.

School of Whales Commercial Real Estate Equity Fund, LLC

			Proceeds to
		Underwriting discount	the
Class A Interests (Unit)	Price to Public	And Commissions (1)	Company (2)
Per Unit or Interest	$50	$0.50	$49.50
Minimum Dollar Amount	$100,000	$1,000.00	$99,000
Maximum Dollar Amount	$50,000,000	$500,000.00	$49,000,000

(1)	We have not engaged a registered broker-dealer and a member of FINRA as an underwriter or placement agent to offer the Preferred Interests to prospective investors. Notwithstanding, we reserve the right to use one or more registered broker-dealers and members of FINRA, acting as underwriters or placement agents, and pay such broker-dealers a cash commission of up to 1.0% of the gross proceeds raised by the broker-dealers. The Company has also engaged Dalmore Group, LLC, a New York limited liability company and FINRA/SIPC registered broker-dealer ("Dalmore"), to provide broker-dealer and administrative services related to operations and compliance, but not underwriting or placement agent services, in all 50 states, District of Columbia and the territories of the United States in connection with this Offering. The Company has agreed to pay Dalmore a one-time setup fee of $5.000.00, as described in the Broker-Dealer Agreement between the Company and Dalmore and a consulting fee of $20,000.00 paid once FINRA issueed a No Objection Letter and we receive our initial SEC qualification, as well as a 1.0% commission on the aggregate amount raised by the Company from investors in the specified states. See the section entitled “Plan of Distribution” beginning on page 21of this Amended Offering Circular for additional information.

(2)	The amounts shown in the "Proceeds to the Company" column include a deduction of 1.0% for commissions payable to Dalmore on all the shares being offered as well as an assumed deduction of 1.0% for commissions payable to broker-dealers acting as underwriters or placement agents on all shares being offered. The amounts shown are before deducting estimated offering expenses including, without limitation, legal, accounting, auditing, transfer agent, other professional, printing, advertising, travel, marketing, blue-sky compliance and other expenses of this Offering as well as the one-time setup fee and consulting fee payable to Dalmore. Excluding the commission payable to Dalmore, we estimate the total expenses of this Offering will be approximately $125,000.

No public market currently exists for our Interests. The Company will be managed by SOW Management LLC (“Manager”), which is managed by School of Whales LLC (“Sponsor”). The Company has set a minimum investment requirement of $500.00. Initially, all funds received from subscribers were placed into a non-interest-bearing escrow account, with North Capital serving as escrow agent. Funds were not released to the Company until the Minimum Offering had been raised. The funds were released by the escrow agent to the Company on December 22, 2021. All proceeds from the sale of the Preferred Interests were then made available to the Company for the purposes of acquiring assets or working capital. Purchasers of our Interests qualified hereunder may be unable to sell their securities, because there may not be a public market for our securities. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment. If any offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest. Any costs and expenses associated with a terminated offering will be borne by our Manager.

The transfer of Interests is limited. A Member may assign, his, her or its Interests only if certain conditions set forth in the Operating Agreement are satisfied. Please see those conditions set forth herein under the heading “Withdrawal and Redemption Policy”, beginning on page 43 hereof.

School of Whales Commercial Real Estate Equity Fund, LLC

Please note that the Company is not an Investment Company. Purchasers of our interests will not have the protections provided under the Investment Company Act of 1940.

The Company has been formed primarily to acquire commercial properties, including multifamily and other income producing properties as well as re-development opportunities. The Company may also acquire an interest in hospitality projects, residential and other real estate developments. The Company’s focus will initially be the Florida market but may expand to other geographic regions as well.

The Company is considered an “emerging growth company” under Section 101(a) of the Jumpstart Our Business Startups Act as it is an issuer that had total annual gross revenues of less than $1 billion during its most recently completed fiscal year.

Some of our Risk Factors include:

·	We are an emerging growth company with a limited operating history.

·	Subscribers will have limited control in our Company with limited voting rights. The Manager will manage the day-to-day operations of the Company.

·	We may require additional financing, such as bank loans, outside of this offering in order for our operations to be successful.

·	We have not conducted any revenue-generating activities and as such have not generated any revenue since inception.

·	Our offering price is arbitrary and does not reflect the book value of our Interests.

·	Investments in real estate and real estate related assets are speculative and are highly dependent on the performance of the real estate market.

·	The Company does not currently own any assets.

See the section entitled “RISK FACTORS” for a more comprehensive discussion of risks to consider before purchasing our Class A Interests.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

NOTICE REGARDING AGREEMENT TO ARBITRATE

WITH THE EXCEPTION OF CLAIMS ARISING UNDER THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, THIS OFFERING MEMORANDUM REQUIRES THAT ALL OTHER DISPUTES, CLAIMS, QUESTIONS OR DISAGREEMENTS WITH THE COMPANY BE RESOLVED BY BINDING ARBITRATION. FURTHERMORE, WITH THE EXCEPTION OF CLAIMS RELATED TO OR ARISING UNDER THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, INVESTORS ARE GIVING UP THEIR RIGHT TO TRIAL BY JURY AND THEIR RIGHT TO CONDUCT PRETRIAL DISCOVERY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF FLORIDA. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

School of Whales Commercial Real Estate Equity Fund, LLC

School of Whales Commercial Real Estate Equity Fund, LLC

OFFERING CIRCULAR SUMMARY

This summary contains basic information about us and the Offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire Offering Circular carefully, including the risk factors and our financial statements and the related notes to those statements included in this Offering Circular. Except as otherwise required by the context, references in this Offering Circular to "we," "our," "us," “the Company,” “School of Whales Commercial Real Estate Equity Fund,” and "SOW," refer to School of Whales Commercial Real Estate Equity Fund, LLC

We were formed on October 19, 2018, and commenced operations immediately after receiving our Notice of Qualification on June 8, 2021.

We are not a blank check company and do not consider ourselves to be a blank check company as we:

·	Have a specific business plan. We have provided a detailed plan for the next twelve (12) months throughout our Offering Circular.

·	Have no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

Although we have limited operating history, the three (3) principal members of our Manager, collectively, have over thirty-five (35) years of experience in finance and real estate.

Since our inception, we have not generated any revenues, other than proceeds from the sale of Preferred Interests, and have not incurred any expenses because all expenses are being paid by our Manager at this time. We will reimburse the Manager for its expenses incurred if we raise a minimum of $1,000,000.00 in this offering.

We anticipate that we will commence generating revenues in the next twelve (12) months. The capital raised in this offering has been budgeted to cover the costs associated with operating the Company, marketing expenses, legal and accounting expenses, and acquisition related costs. We intend on using the majority of the proceeds from this Offering for the acquisition of properties. However, closing and other acquisition related costs such as title insurance, professional fees, and taxes will also require cash. We do not have the ability to quantify any of the expenses as they will all depend on size of deal, price, and place versus procuring new financing, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. There is no way to predict or otherwise detail expenses.

We intend on engaging in the following activities:

1.	Purchase multi-family, and commercial properties that have potential to be or are cash flow positive, meaning properties that have a positive monthly income after all expenses (mortgage interest, operating expenses, taxes) and maintenance reserves are paid. In order to determine if a property is “cash flow positive” our Manager will review the total gross rent, income, or receipts from the property and subtract any and all expenses including utilities, taxes, maintenance, and other reserve expenses. If this number is a positive number, the Company will deem the property “cash flow positive.” Depending on how positive the cash flow is will determine whether the management will purchase the property or not on behalf of the Company: there must be a comfortable cash flow potential which our management is comfortable with.

2.	Invest in any opportunity our Manager sees fit within the confines of the market, marketplace and economy so long as those investments are real estate related and within the investment objectives of the Company. To this end, at some time in the future, the Company may also purchase additional properties or make other real estate investments that relate to varying property types including office, retail and industrial properties. Such property types may include operating properties, properties under and for development. It is expected that the Company will only use the proceeds in this Offering to purchase multi-family and commercial properties although in our Manager’s sole discretion this may be changed.

In all cases, the debt on any given property must be such that it fits with the Investment Policies of the Company. We intend on limiting leverage of our properties to up to 85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of the property. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of commercial project assets.

In an attempt to generate cash flow for the Company as quickly as possible, it is possible that the Company’s initial acquisitions will consist of one or more properties that were previously acquired by affiliates of our Manager.

The affiliates currently have five (5) properties that we are considering an investment in. These properties were acquired between 2013 and 2018. Of the properties, one is currently operating and generating positive cash flow and the others are either under development or in construction. The Manager will retain an unaffiliated, independent appraiser to complete a valuation of each of these properties. It is our intention to acquire these properties at a price no higher than the greater of: (a) the independent third-party appraisal and (b) a bona fide written offer received from an independent, unrelated third party.

School of Whales Commercial Real Estate Equity Fund, LLC

On December 30, 2021, we utilized Two Hundred Fifty Thousand ($250,000.00) Dollars of the proceeds from the sale of the Preferred Interests a partial equity interest in Flagler Hall LLC, a Florida limited liability company, corresponding to approximately 1.55% of the issued and outstanding membership interest in Flagler Hall, LLC. Flagler Hall, LLC is the sole member of 200 E Flagler Development LLC, a Florida limited liability company, which in turn, owns the property located at 200 E. Flagler Street, Miami, Florida 33131 (collectively, “Flagler Hall”). As further set forth herein, Flagler Hall LLC is an entity which is controlled by Daniel Pena-Giraldi, one of our principals, who is the Manager and Member of Walpone LLC, which owns twenty (20%) percent of the interest of Flagler Hall LLC, Stambul Construction LLC, and Lubmats LLC.

Please see our “DESCRIPTION OF BUSINESS” on page 32 hereof.

As of the date of this Offering, our Manager is managed by School of Whales LLC, which has three (3) principals who we anticipate will be devoting the majority of their working hours to the Manager’s management of the Company going forward if we are able to raise a sufficient amount of capital. These three principals, through our Manager, will be in charge of our day-to-day operations until such time we are able to hire other personnel, although each principal’s time commitment may vary. Even if we sell all the securities offered, the majority of the proceeds of the Offering will be spent for ongoing operational and property acquisition costs.

Some of our Risk Factors include:

·	We are an emerging growth company with a limited operating history.

·	Subscribers will have limited control in our Company with limited voting rights. The Manger will manage the day-to-day operations of the Company.

·	We may require additional financing, such as bank loans, outside of this Offering in order for our operations to be successful.

·	We have not conducted any revenue-generating activities and as such have not generated any revenue since inception.

·	Our offering price is arbitrary and does not reflect the book value of our Class A Interests.

·	Investments in real estate and real estate related assets are speculative and are highly dependent on the performance of the real estate market.

·	The Company does not currently own any assets.

FREQUENTLY ASKED QUESTIONS

Q: What is School of Whales Commercial Real Estate Equity Fund, LLC (“SOW”)?

A: SOW is a newly formed company created for the specific purpose of identifying and purchasing a diverse portfolio of real estate assets. The Company has been formed to acquire various real estate assets throughout the United States. Although the Manager intends to initially search for properties located in Florida, the Company will not limit itself geographically. The Company intends to focus its investment efforts on those properties that are income producing; in other words, those properties that will produce positive cash flow immediately upon, or soon after, acquisition. It is expected that the Company will focus on multifamily properties but may also consider commercial real estate assets such as self-storage, warehouse and industrial, office, and retail properties.

The Company intends to purchase properties that will appreciate in value over the expected holding period of seven (7) to ten (10) years. By using quality third-party management, it is expected that the investments will appreciate due to superior locations and increased net operating income, over time.

School of Whales Commercial Real Estate Equity Fund, LLC

Q: How will SOW identify properties?

A: SOW’s Manager has an extensive network of real estate professionals and believes that it will have access to projects otherwise not available to the public.

Q: What kind of return may be expected by a Member?

A: The Company owns one asset, namely, membership interest in Flagler Hall; therefore, returns are speculative. However, it is the Company’s intent to pay up to 80% (eighty percent) of the Distributable Cash to Class A Members in accordance with their pro-rata membership interest in the Company. (See the “SUMMARY OF OPERATING AGREEMENT” on page 41 for more information.)

Q: What is the minimum investment amount allowed?

A: $500.00.

Q: Who may invest?

A: The Interests will be available to anyone, generally speaking, however, the Manager reserves the right to reject any subscription they wish. Further, investors will not be allowed to invest more than the greater of 10% of their net worth or their net income.

Q: Where can I buy Class A Interests?

A: All Interests will be available for purchase at www.schoolofwhales.com.

Q: Who is the Manager and what experience does the Manager have?

A: The Manager is SOW Management LLC which is controlled by School of Whales LLC. School of Whales LLC is controlled by Daniel Pena-Giraldi, Andrea Petersen, and Juan Jose Pena-Giraldi. Collectively these three individuals have in excess of thirty-five (35) years of experience in finance and real estate and have multiple real estate projects across South Florida, including hotel and retail developments. Other entities controlled by them currently manage over $150,000,000 million in real estate assets. For more info please see “MANAGER, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS”

Q: How can I sell my Interests?

A: Generally speaking, the Interests will not be transferrable. Investors should consider investing for the long-term as disposition of the Interests will be difficult, if not impossible. The Company intends to operate for approximately ten (10) years at which time the Manager intends to employ a variety of exit strategies with the intent of then distributing the Capital Account Balances to the Members. Ideally, at or around ten (10) years, the Company will begin to sell or refinance properties that have appreciated in value.

Q: Will I be charged upfront selling commissions?

A: No. Investors will not pay upfront selling commissions as part of the price per Interest purchased in this offering. The Company has engaged Dalmore Group, LLC, a New York limited liability company and FINRA/SIPC registered broker-dealer ("Dalmore"), to provide broker-dealer and administrative services related to operations and compliance but all fees earned by Dalmore will be paid by the Company. Additionally, if the Manager finds that selling the Interests is difficult, it may later enlist the services of a licensed broker-dealer to assist with the sales of the Interests, in which case sales commission will be paid by the Company.

Q: Do you have a redemption program?

A: Yes, although the redemption of Membership Interests shall be subject to the Company’s availability of sufficient cash to pay the expenses of the Company, maintain required reserves and pay the redemption or withdrawal amounts to other Members who requested withdrawal or redemption in the order of the request. No redemption may be made that would render the Company unable to pay its obligations as they become due. The Company shall not be required to sell its assets to raise cash to effect redemption. Additionally, the Company will only redeem Interests up to 5.0% of the value of the assets as calculated on December 31 of the prior year Please see those conditions on page 43 under “Withdrawal and Redemption Policy.

School of Whales Commercial Real Estate Equity Fund, LLC

Q: May I make an investment through my IRA or other tax-deferred retirement account?

A: Yes. You may make an investment through your IRA or other tax-deferred retirement account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other retirement account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other retirement account, (4) whether the investment will generate unrelated business taxable income (“UBTI”) to your IRA, plan or other retirement account, and (5) whether there is sufficient liquidity for such investment under your IRA, plan or other retirement account. You should note that an investment in our Class A Interests will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (the “IRS Code”).

It is the Company’s understanding that IRA and Roth IRA investments can be made through self-directed accounts which are not managed by the Company and most likely will be charged fees to manage the self-directed account. These fees will need to be paid by the investor and are not considered a expense of the Company.

Q: Is there any minimum initial offering amount required to be sold?

A: Yes. Our Minimum Offering of $100,000.00 was raised prior to using funds for working capital or the acquisition of any properties. We may fund investments in properties as soon as we identify a property. In some circumstances, the Manager or another related entity may “pre-fund” a property, and funds from this Offering will go to replace that “pre-funding” amount, as funds are available.

Q: Will I be notified of how my investment is doing?

A: Yes, we will provide you with periodic updates on the performance of your investment in us, including:

-	an annual report;

-	a semi-annual report;

-	current event reports for specified material events within ten business days of their occurrence;

-	supplements to the offering circular, if we have material information to disclose to you; and

-	other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by posting such information on the SEC’s website at www.sec.gov, on our website at www.schoolofwhales.com, and via e-mail.

Q: When will I get my detailed tax information?

A: Your schedule K-1 tax information, will be provided by March 31st of the year following each taxable year.

Q: Who can help answer my questions about the offering?

Please contact:

Attn: Investor Relations

SOW Management LLC

2900 SW 28th Terrace, Suite 202

Miami Florida 33133

Office: 786-533-3975

Email: investorrelations@schoolofwhales.com

School of Whales Commercial Real Estate Equity Fund, LLC

EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every five [5] years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000.00 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

·	The end of the fiscal year in which our annual revenues exceed $1 billion.

·	The end of the fiscal year in which the fifth anniversary of our IPO occurred.

·	The date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt.

·	The date on which we qualify as a large accelerated filer.

RISK FACTORS

Investors in the Company should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

General Risks Related to Our Business

We are an emerging growth company organized in October 2018 and have not yet commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment.

We were organized on October 19, 2018, and started operations immediately after the qualification of our Offering by the SEC on June 8, 2021. As a result of our start-up operations, we have (i) generated no revenues and (ii) have accumulated deficits due to organizational and start-up activities, business plan development, and professional fees since we organized. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of properties for purchase, income produced by those properties, the level of our competition, and our ability to attract and maintain key management and employees.

We are significantly dependent on the services of Daniel Pena-Giraldi, Juan Jose Pena-Giraldi, and Andrea Petersen. The loss or unavailability of services of one or more of these individuals would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

School of Whales Commercial Real Estate Equity Fund, LLC

Our business plan is significantly dependent upon the abilities and continued participation of Daniel Pena-Giraldi, Juan Jose Pena-Giraldi, and Andrea Petersen. It would be difficult to replace any of these individuals at such an early stage of development of the Company. The loss by or unavailability of services of one or more of these individuals would have an adverse effect on our business, operations and prospects, in that our inability to replace such person(s) could result in the loss of one's investment. There can be no assurance that we would be able to locate or employ personnel to replace any of these people should their services be discontinued. In the event that we are unable to locate or employ personnel to replace these people we may be required to cease pursuing our business opportunity, which could result in a loss of your investment. We have secured a key person life insurance policy on the life of Andrea Petersen in an amount equal to One Million Five Hundred Thousand ($1,500,000.00) Dollars and are in the process of securing a life insurance policy of equal value for and Daniel Pena-Giraldi. In the event of the death of one or more of these individuals the proceeds of the paying policy would provide us with additional capital to use in hiring a replacement for such person and in compensating us for the loss of such person’s services.

You may not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

You will be unable to evaluate the economic merit of our investments before we invest in them and will be entirely relying on the ability of SOW Management LLC, our Manager, to select our investments. Furthermore, our Manager will have broad discretion in implementing policies regarding such matters as tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

Our Manager will have complete control over the Company and will therefore make all decisions of which Preferred Members will have no control.

SOW Management LLC, our Manager, shall make certain decisions without input by the Preferred Members. Such decisions may pertain to employment decisions, including our Manager’s compensation arrangements, the appointment of other officers and managers, and whether to enter into material transactions with related parties.

An investment in the Preferred Interests is highly illiquid. You may never be able to sell or otherwise dispose of your Preferred Interests.

Since there is no public trading market for our Preferred Interests, you may never be able to liquidate your investment or otherwise dispose of your Preferred Interests. A Preferred Member may withdraw as a Preferred Member of the Company and may receive a return of capital provided that the Preferred Member provides the Company with a written request for a return of capital at least thirty (30) days prior to such withdrawal. Subject to the limitations described below, the Company will use its best efforts to honor requests for a return of capital subject to, among other things, the Company’s then cash flow, financial condition, compliance with regulatory and other limitations, and prospective investments. Notwithstanding the foregoing, the Manager may, in its sole discretion, waive such withdrawal requirements if a Preferred Member is experiencing undue hardship. However, no one is allowed to redeem their Preferred Interests until twelve (12) months after the Preferred Interests were purchased. The Company will only redeem Preferred Interests up to 5.0% of the value of the assets as calculated on December 31st of the prior year.

Risks Related to the Real Estate Business in General.

The profitability of attempted acquisitions is uncertain.

We intend to acquire properties selectively. Acquisition of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management's time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated sales price or occupancy levels and that estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Expenses may be greater than anticipated.

School of Whales Commercial Real Estate Equity Fund, LLC

Real estate investments are illiquid.

Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

Rising expenses could reduce cash flow and funds available for future acquisitions.

Our properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to lease properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future acquisitions or cash available for distributions.

If we purchase assets at a time when the multifamily, or commercial real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

The multifamily real estate markets are currently experiencing a substantial influx of capital from investors worldwide. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

A multifamily or commercial property's income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of "for sale" properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where our properties will be located and in the market for multifamily space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

We may depend on tenants for some of our revenue and therefore our revenue may depend on the success and economic viability of our tenants.

We will be highly dependent on income from tenants. Our financial results will depend in part on leasing space in the properties or the full properties we acquire to tenants on economically favorable terms.

In the event of a tenant default prior to stabilization, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. A default, of a substantial tenant or number of tenants at any one time, on lease payments to us would cause us to lose the revenue associated with such lease(s) and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage. Therefore, lease payment defaults by tenant(s) could cause us to lose our investment or reduce the amount of distributions to members.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

School of Whales Commercial Real Estate Equity Fund, LLC

The Offering is a blind pool offering, and therefore, Preferred Members will not have the opportunity to evaluate our investments before we make them, which makes investments more speculative.

We will seek to invest substantially all of the net offering proceeds from the Offering, after the payment of fees and expenses, in the acquisition of, or investment in, interests in assets. However, because, as of the date of this Annual Report, we have not identified all of the assets we expect to acquire and because our Preferred Members will be unable to evaluate the economic merit of assets before we invest in them, they will have to rely on the ability of our Manager to select additional, suitable, and successful investment opportunities. These factors increase the risk that our Preferred Members’ investment may not generate returns comparable to our competitors.

Our properties may not be diversified.

Our potential profitability and our ability to diversify our investments may be limited, both geographically and by type of properties purchased. We will be able to purchase additional properties only as additional funds are raised. Our properties may not be well diversified and their economic performance could be affected by changes in local economic conditions. Our performance is therefore linked to economic conditions in the regions in which we will acquire properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies, and foreign investors that operate in the markets in which we may operate, that will compete with us in acquiring residential, commercial, and other properties that will be seeking investments and tenants for these properties.

Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties that meet our investment objectives could result in an increase of the price of such properties. If we pay higher prices for properties, our profitability may be reduced and you may experience a lower return on your investment. In addition, our properties may be located in close proximity to other properties that will compete against our properties for tenants. Many of these competing properties may be better located and/or appointed than the properties that we will acquire, giving these properties a competitive advantage over our properties, and we may, in the future, face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions to you.

We may not have control over costs arising from rehabilitation or ground up construction of properties.

We may elect to acquire properties which may require rehabilitation or even be from the “ground up,” meaning that we purchase the land and implement a plan to construct a multifamily building or commercial building on the land. In particular, we may acquire affordable properties that we will rehabilitate and convert to market rate properties. We may also purchase land, entitle the land for a multifamily building or commercial building (if that is not already provided), architect a multifamily building or commercial building and build a brand-new multifamily building or commercial building. Consequently, we would retain a general contractor in these situations to perform the actual physical rehabilitation and/or construction work and will be subject to risks in connection with a contractor's ability to control rehabilitation and/or construction costs, the timing of completion of rehabilitation and/or construction, and a contractor's ability to build in conformity with plans and specification. One general contractor that we may use is a related party to our Manager. We acknowledge that use of this general contractor would result in a conflict of interest and, in the situations where we use this general contractor we intend to do so on terms that we believe are at least as favorable to the Company as those we could get from an independent general contractor.

School of Whales Commercial Real Estate Equity Fund, LLC

Inventory or available properties might not be sufficient to realize our investment goals.

We may not be successful in identifying suitable real estate properties or other assets that meet our acquisition criteria, or consummating acquisitions or investments on satisfactory terms. Failures in identifying or consummating acquisitions would impair the pursuit of our business plan. Preferred Members ultimately may not like the location, lease terms or other relevant economic and financial data of any real properties, other assets or other companies that we may acquire in the future. Moreover, our acquisition strategy could involve significant risks that could inhibit our growth and negatively impact our operating results, including the following: increases in asking prices by acquisition candidates to levels beyond our financial capability or to levels that would not result in the returns required by our acquisition criteria; diversion of management’s attention to expansion efforts; unanticipated costs and contingent or undisclosed liabilities associated with acquisitions; failure of acquired businesses to achieve expected results; and difficulties entering markets in which we have no or limited experience.

The consideration paid for our target acquisitions may exceed fair market value, which may harm our financial condition and operating results.

The consideration that we pay will be based upon numerous factors, and the target acquisitions may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we pay for any target acquisition, or its appraised value will be a fair price, that we will be able to generate an acceptable return on such target acquisition, or that the location, lease terms or other relevant economic and financial data of any properties that we acquire will meet acceptable risk profiles. We may also be unable to lease vacant space or renegotiate existing leases at market rates, which would adversely affect our returns on a target acquisition. As a result, our investments in our target acquisition may fail to perform in accordance with our expectations, which may substantially harm our operating results and financial condition.

The failure of our properties to generate positive cash flow or to appreciate in value would likely preclude our Preferred Members from realizing a return on their Interest ownership.

There is no assurance that our real estate investments will appreciate in value or will ever be sold at a profit. The marketability and value of the properties will depend upon many factors beyond the control of our management. There is no assurance that there will be a ready market for the properties, since investments in real property are generally non-liquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by it, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Moreover, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure any person that we will have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lockout provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse change s in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition, or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to the Manager’s discretion.

School of Whales Commercial Real Estate Equity Fund, LLC

Risks Associated with Joint Ventures/Co-Investors.

The terms of joint venture agreements or other joint ownership/co-investor arrangements into which the Manager may enter could impair operating flexibility and results of operations.

In connection with the purchase of real estate or making real estate-related investments, the Manager may enter into joint ventures with affiliated or unaffiliated partners. In addition, the Company may also purchase or develop properties in arrangements with affiliates of the Manager, the sellers of the properties, developers and/or similar persons. These structures involve participation in the investment by outsiders whose interests and rights may not be the same as the Company’s. These joint venture partners or co-tenants may have rights to take some actions over which the Manager has no control and may take actions contrary to the interests of the Company. For example, joint ownership of an investment, under certain circumstances, may involve risks not associated with direct ownership of such investment, including the following:

•	A partner or co-investor might have economic and/or other business interests or goals which are unlike or incompatible with the business interests or goals of the Company, including inconsistent goals relating to the sale of properties held in a joint venture and/or the timing of the termination and liquidation of the venture;

•	such partners or co-investors may become bankrupt and such proceedings could have an adverse impact on the operation of the Company or joint venture;

•	the Company may incur liabilities as the result of actions taken by joint venture partners in which there was no direct involvement; and

•	such partners or co-investors may be in a position to take action contrary to instructions from the Manager or requests or contrary to the Company’s policies and objectives or fail to take actions as instructed.

If the Company has a right of first refusal or buy/sell right to buy out a co-investor/venturer or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be forced to exercise those rights at a time when it would not otherwise be in our best interest to do so. If the Company’s interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow the purchase of such an interest of a co-investor/venturer subject to the buy/sell right, in which case we may be forced to sell the interest when otherwise we would have preferred to retain such interest. The Manager may not be able to sell a Company’s interest in a joint venture on a timely basis or on acceptable terms if an exit from the venture is desired for any reason, particularly if the interest is subject to a right of first refusal of the co-investor/venturer or partner.

The Manager may structure a joint venture/co-invest relationship in a manner which could limit the amount the Company participates in the cash flow or appreciation of an investment.

The Manager may enter into joint venture agreements, the economic terms of which may provide for the distribution of income to the Company otherwise than in direct proportion to ownership interest in the joint venture. For example, while a co-investor/venturer may invest an equal amount of capital in an investment, the investment may be structured such that the Company has a right to priority distributions of cash flow up to a certain target return while the co-investor/venturer may receive a disproportionately greater share of cash flow than the Company is to receive once such target return has been achieved. This type of investment structure may result in the co-investor/venturer receiving more of the cash flow, including appreciation, of an investment than the Company would receive. If the Manager does not accurately judge the appreciation prospects of a particular investment or structure the agreement appropriately, the Company may incur losses on joint venture/co-invest investments and/or have limited participation in the profits of a joint venture/co-invest investment, either of which could reduce the ability to make cash distributions to the Preferred Members.

School of Whales Commercial Real Estate Equity Fund, LLC

Co-investments with other parties will result in additional risks.

The Company may co-invest in various investments with other investors obtained by an affiliate of the Manager. It is possible that a co-investor would be unable to pay its share of costs, which could be detrimental to the Company’s investment in a project unless an alternative source of capital could be obtained. In the event a third party co-investor was to become bankrupt, third party creditors could become involved in the project affairs. In addition, the co-investors could have economic or business interests or goals which are or which may become inconsistent with the Company’s business interests or goals.

If the Manager enters into joint ventures with any affiliates, the Company may face conflicts of interest or disagreements with the joint venture partners that will not be resolved as quickly or on terms as advantageous to the Company as would be the case if the joint venture had been negotiated at arm’s-length with an independent joint venture partner. As a result, Preferred Member returns may be decreased by entering into such joint ventures with affiliates of the Manager.

In the event that the Company enters into a joint venture with any other program sponsored or advised by the Manager or one of its affiliates, the Company may face certain additional risks and potential conflicts of interest. Joint venture partners may not desire to sell properties at the time the Company desires. Joint ventures between the Company and other Manager programs will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture agreements, none of the co-venturers may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, including the timing of a liquidation, which might have a negative impact on the joint venture and decrease returns to the Preferred Members. Joint ventures with other Manager programs would also be subject to the risks associated with joint ventures with unaffiliated third parties.

Risks Related to Financing.

We might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our assets. As with any liability, there is a risk that we may be unable to repay our obligations from the cash flow of our assets. Therefore, when borrowing and securing such borrowing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

We have broad authority to incur debt and high debt levels could hinder our ability to make distributions and decrease the value of our investors’ investments.

Our target portfolio wide leverage after we have acquired an initial substantial portfolio of diversified investments is between fifty percent (50%) and eighty-five percent (85%) of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of commercial project assets. We do not currently own any properties. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors’ investments.

Risks Related to Our Corporate Structure.

We will not set aside funds in a sinking fund to pay distributions or redeem the Preferred Interests, so you must rely on our revenues from operations and other sources of funding for distributions and withdrawal requests. These sources may not be sufficient to meet these obligations.

We will not contribute funds on a regular basis to a separate account, commonly known as a sinking fund, to pay distributions on or redeem the Preferred Interests at the end of the applicable non-withdrawal period. Accordingly, you will have to rely on our cash from operations and other sources of liquidity, such as borrowed funds and proceeds from future offerings of securities, for distributions payments and payments upon withdrawal. Our ability to generate revenues from operations in the future is subject to general economic, financial, competitive, legislative, statutory, and other factors that are beyond our control. Moreover, we cannot assure you that we will have access to additional sources of liquidity if our cash from operations are insufficient to fund distributions to you. Our need for such additional sources may come at undesirable times, such as during poor market or credit conditions when the costs of funds are high and/or other terms are not as favorable as they would be during good market or credit conditions. The cost of financing will directly impact our results of operations, and financing on less than favorable terms may detrimentally impact our ability to make a profit. Your right to receive distributions on your Preferred Interests is junior to the right of our general creditors to receive payments from us. If we do not have sufficient funds to meet our anticipated future operating expenditures and debt repayment obligations as they become due, then you could lose all or part of your investment. We currently do not have any revenues.

School of Whales Commercial Real Estate Equity Fund, LLC

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a Preferred Member.

Our Manager determines our major policies, including our policies regarding financing, growth, and debt capitalization. Our Manager may amend or revise these and other policies without a vote of the Preferred Members. Our Manager’s broad discretion in setting policies and our Preferred Members’ inability to exert control over those policies increases the uncertainty and risks you face as a Preferred Member. In addition, our Manager may change our investment objectives without seeking Preferred Member approval. Although our Manager has fiduciary duties to our Preferred Members and intends only to change our investment objectives when the Manager determines that a change is in the best interests of our Preferred Members, a change in our investment objectives could cause a decline in the value of your investment in the Company.

Our ability to make distributions to our Preferred Members is subject to fluctuations in our financial performance, operating results and capital improvement requirements.

Our Operating Agreement requires that holders of our Preferred Interests receive a cumulative, non-compound return of an eight percent (8%) annualized return on investment prior to cash being distributed to other equity holders. However, we will be unable to make these distributions unless we generate sufficient net income. Because: (a) our ability to make this distribution is contingent on the Company generating net income and (b) the Company has not generated any revenues, to date, there is no guarantee that this or any distribution will ever occur. In the event of downturns in our operating results, unanticipated capital improvements to our properties, or other factors, we may be unable to declare or pay distributions to our Preferred Members. We intend to pay such distributions quarterly, but the timing and amount of distributions are the sole discretion of our Manager who will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, our taxable income and capital expenditure requirements. We cannot assure you that we will generate sufficient cash in order to fund distributions.

Investors will not receive the benefit of the regulations provided to real estate investment trusts or investment companies.

We are not a real estate investment trust and enjoy a broader range of permissible activities. Under the Investment Company Act of 1940, as amended (the “1940 Act”), an “investment company” is defined as an issuer which is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

We intend to operate in such manner as not to be classified as an "investment company" within the meaning of the 1940 Act as we intend on primarily holding real estate. The management and the investment practices and policies of ours are not supervised or regulated by any federal or state authority. As a result, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation.

School of Whales Commercial Real Estate Equity Fund, LLC

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted.

If we are ever deemed to be an investment company under the 1940 Act, we may be subject to certain restrictions including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

The exemption from the 1940 Act may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

We do not believe that at any time we will be deemed an “investment company” under the 1940 Act as we do not intend on trading or selling securities. Rather, we intend to hold and manage real estate. However, if at any time we may be deemed an “investment company,” we believe we will be afforded an exemption under Section 3(c)(5)(C) of the 1940 Act. Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an “investment company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate”. To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate-type interests. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable; or could require us to dispose of investments that we might prefer to retain. If we are required to register as an “investment company” under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

ADDITIONAL RISK FACTOR ARBITRATION.

The Operating Agreement contains a mandatory dispute resolution process which may limit the rights of investors to some legal remedies and forums otherwise available. This Agreement contains a provision which requires that all claims arising from Preferred Member's investment in the Company be resolved through arbitration.

For Preferred Members’ information:

(a)	Arbitration is final and binding on the parties;

(b)	The parties are waiving their right to seek remedies in court, including the right to jury trial;

(c)	Pre-arbitration discovery is generally more limited than and potentially different in form and scope from court proceedings.

(d)	The Arbitration Award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of a ruling by the arbitrators is strictly limited; and

(e)	The panel of arbitrators may include a minority of persons engaged in the securities industry. Such arbitration provision limits the rights of an investor to some legal remedies and rights otherwise available.

School of Whales Commercial Real Estate Equity Fund, LLC

The dispute resolution process provisions do not apply to claims under the federal securities laws. By agreeing to the dispute resolution process, including mandatory arbitration, investors will not be deemed to have waived the company’s compliance with the federal securities laws and the rules and regulations thereunder.

Insurance Risks.

We may suffer losses that are not covered by insurance.

The geographic areas in which we invest may be at risk for damage to property due to certain weather-related and environmental events, including such things as hurricanes, flooding, severe thunderstorms, tornadoes, snowstorm, sinkholes, and earthquakes. To the extent possible, the Manager may but is not required to attempt to acquire insurance against fire or environmental hazards. However, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

The Manager expects to obtain a lender’s title insurance policy and will require that owners of property securing its notes maintain hazard insurance naming the Company as the beneficiary. All decisions relating to the type, quality, and amount of insurance to be placed on property will be made exclusively by the Manager. Certain types of losses that may impact the security could be of a catastrophic nature (due to such things as hurricanes, flooding, ice storms, tornadoes, wind damage, earthquakes, landslides, and sinkholes, and floods), some of which may be uninsurable, not fully insured or not economically insurable. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full prevailing market value or prevailing replacement cost of the underlying property. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace the underlying property once it has been damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore the property, leaving the Company without security for its notes.

Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the Company. Additionally, properties may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

Further, when a borrower defaults, it is likely that they will allow their hazard insurance to lapse. The Manager will attempt to obtain its own insurance policies on such properties, to the extent such lender’s policies are available, but it is possible that some of the properties securing the notes may be uninsured for a unknown period of time or may be uninsurable. If damage occurred during a time when a property was uninsured, the Company may suffer a loss of its security for a loan.

Federal Income Tax Risks.

The Internal Revenue Service may challenge our characterization of material tax aspects of your investment in the Preferred Interests.

An investment in Preferred Interests involves material income tax risks which are discussed in detail in the section of the Offering entitled “TAX TREATMENT OF COMPANY”, starting on page 40 thereof. You are urged to consult with your own tax advisor with respect to the federal, state, local and foreign tax considerations of an investment in our Preferred Interests. We may or may not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Accordingly, we cannot assure you that the tax conclusions discussed in the Offering, if contested, would be sustained by the IRS or any court. In addition, our legal counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in the Offering, including whether we will be characterized as a “dealer” so that sales of our assets would give rise to ordinary income rather than capital gain and whether we are required to qualify as a tax shelter under the Internal Revenue Code. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have an impact at the individual or partner level.

School of Whales Commercial Real Estate Equity Fund, LLC

You may realize taxable income without cash distributions, and you may have to use funds from other sources to fund tax liabilities.

As a Preferred Member of the Company, you will be required to report your allocable share of our taxable income and loss on your personal income tax return regardless of whether you have received any cash distributions from us. It is possible that your Preferred Interests will be allocated taxable income in excess of your cash distributions. We cannot assure you that cash flow will be available for distribution in any year. As a result, you may have to use funds from other sources to pay your tax liability.

You may not be able to benefit from any tax losses that are allocated to your Preferred Interests.

Preferred Interests may be allocated their share of tax losses should any arise. Section 469 of the Internal Revenue Code of 1986, as amended (the “Code”) limits the allowance of deductions for losses attributable to passive activities, which are generally defined as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors will be characterized as passive losses, and, accordingly, the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayer’s income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or “portfolio income”, which includes non-business income derived from dividends, interest, royalties, annuities, and gains from the sale of property held for investment. Accordingly, you may receive no benefit from your share of tax losses unless you are concurrently being allocated passive income from other sources.

We may be audited which could subject you to additional tax, interest and penalties.

Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of the Company could result in an audit of your tax return. The results of any such audit may require adjustments of items unrelated to your investment, in addition to adjustments to various Company items. In the event of any such audit or adjustments, you might incur attorneys’ fees, court costs and other expenses in contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all Company items will generally be determined at the Company level in a single proceeding rather than in separate proceedings with each Preferred Member, and our Manager/Partnership Representative is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In such a contest, our Manger may choose to extend the statute of limitations as to all Preferred Members and, in certain circumstances, may bind the Preferred Members to a settlement with the Internal Revenue Service.

State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash distributable to you would be reduced.

The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own properties acquired through foreclosure may impose income taxes upon your share of our taxable income allocable to any Company property located in that state. Many states have implemented or are implementing programs to require companies to withhold and pay state income taxes owed by non-resident Preferred Members relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the Company of properties in those states. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise distributable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our Preferred Interests.

School of Whales Commercial Real Estate Equity Fund, LLC

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial, and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our Preferred Interests. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation as a Preferred Member. Any such changes could have an adverse effect on an investment in our Preferred Interests or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in Preferred Interests and the status of legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our Preferred Interests.

DETERMINATION OF OFFERING PRICE

Our Offering Price is arbitrary with no relation to value of the Company. This Offering is a self- underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the Class A Interests offered under this offering.

If the maximum amount of Class A Interests is sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

If the minimum amount of Class A Interests is sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

PLAN OF DISTRIBUTION

The Offering was intended to remain open for at least one (1) year following the Qualification Date of the Offering, unless earlier terminated by the Manager in its sole and absolute discretion, provided that the Manager continue to extend the Offering for additional one (1)-year periods, so long as it is compliant with the qualification requirements of the Commission. The Manager intends to extend the Offering for at least an additional one (1)-year period.

The Preferred Interests are self-underwritten and are being offered and sold by the Company on a minimum/maximum basis. No compensation will be paid to any principal, the Manager, or any affiliated company or party with respect to the sale of the Preferred Interests. This means that, other than as set forth in the next two paragraphs, no compensation will be paid with respect to the sale of the Preferred Interests to anyone. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they (a) perform substantial duties at the end of the offering for the issuer; (b) are not broker-dealers; and (c) do not participate in selling securities more than once every twelve (12) months, except for any of the following activities: (i) preparing written communication, but no oral solicitation; or (ii) responding to inquiries provided that the content is contained in the applicable registration statement; or (iii) performing clerical work in effecting any transaction. Prior to their release, the initial proceeds from the Offering were held in a non-interest-bearing escrow account, with North Capital Private Securities Corporation serving as escrow agent. As further set forth herein, the Funds were released by the escrow agent to the Company on December 22, 2021.

The purchase price for the Preferred Interests continues to be set at $50.00 per Preferred Interest, with a minimum purchase of ten (10) Preferred Interests, for an aggregate minimum purchase price of $500.00. The Company raised its Minimum Offering of $100,000.00 prior to funds being released to the Company on December 22, 2021. Given the fact that the Company raised the minimum Offering Amount within the Offering Period, proceeds will not be returned to subscribers of Preferred Interests, and subscription agreements are irrevocable.

School of Whales Commercial Real Estate Equity Fund, LLC

The Company has engaged Dalmore Group, LLC, a New York limited liability company and broker-dealer registered with the SEC and a member of FINRA ("Dalmore"), to provide broker-dealer and administrative services related to our operations and compliance, but not underwriting or placement agent services, in all 50 states, the District of Columbia, and the territories of the United States, in connection with the Offering. The administrative services that Dalmore will provide include the review of investor information, including Know Your Customer data, Anti-Money Laundering and other compliance checks, and the review of subscription agreements and investor information. As compensation for these broker-dealer and administrative services, the Company has paid Dalmore (a) a one-time setup fee in the amount of $5,000.00, (b) a consulting fee of $20,000.00, and (c) a 1.0% commission on the aggregate amount raised by the Company in the Offering, as described in the Broker-Dealer Agreement between the Company and Dalmore. The total amount of commission paid to Dalmore in 2021 was Three Thousand Five Hundred Ninety-Two and 25/100 ($3,592.25) Dollars. As of the date of this Post-Qualification Offering Amendment No. 1, there is One Thousand Five Hundred Twenty-Three and 60/100 ($1,523.60) in commission accrued and payable to Dalmore.

We reserve the right to use licensed broker-dealers or members of FINRA, acting as underwriters or placement agents, in which event the broker-dealers will also conduct the Offering on a “best efforts” basis, and pay such broker-dealers a cash commission of up to 1.0% of the gross proceeds raised by such broker-dealers. For purposes of clarification, such commission would be in addition to the commission to be paid to Dalmore, resulting in a potential aggregate commission of up to 2.0% on the aggregate amount raised in the Offering.

The Company plans to primarily use our Manager’s current network of real estate investors of which the principals of our Manager already have a pre-existing relationship to solicit investments. The Company, subject to Rule 255 of the 33 Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. We offer the securities as permitted by Rule 251(d)(1)(iii) whereby offers may be made after the Offering has been qualified, but any written offers are accompanied with or preceded by the most recent Offering Circular filed with the Commission for the Offering. The Company may solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search based advertising, search engine optimization, and the Company website.

Please note that the Company will not communicate any information to prospective investors without providing access to the Offering. The Offering may be delivered through the website, through email, or by hard paper copy.

However received or communicated, all of our communications will be Rule 255 compliant and not amount to a free writing prospectus. We will not orally solicit investors and no sales were or will be made prior to a Notice of Qualification.

Prior to the acceptance of any investment dollars or Subscription Agreements, the Company determines the state in which the prospective investor resides. Investments will be processed on a first come, first served basis, up to the maximum Offering Amount of $50,000,000.

The Offering Period originally commenced on the date that the Offering Statement was declared qualified. The Company will suspend its operations until this Post-Qualification Amendment is qualified.

No sale will be made to a prospective investor if the aggregate purchase price payable is more than 10% of the greater of the prospective investor’s annual income or net worth. Different rules apply to accredited investors and non-natural persons.

Quarterly, the Manager will report to the Preferred Members and will supplement the Offering with material and/or fundamental changes to our operations. We will also provide updated financial statements to all Preferred Members and prospective Preferred Members.

In compliance with Rule 253(e) of Regulation A, the Manager shall revise the Offering Statement during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide updated financial statements and shall be filed as an exhibit to the Offering Statement and be requalified under Rule 252.

INVESTOR SUITABILITY STANDARDS

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act) include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the Interests of the Company (in connection with this Series or any other Series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

School of Whales Commercial Real Estate Equity Fund, LLC

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1. an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2. earned income exceeding $200,000.00 in each of the two most recent years or joint income with a spouse exceeding $300,000.00 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser”, annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

USE OF PROCEEDS

The net proceeds to us from the sale of up to 1,000,000 Class A Interests offered at an offering price of $50.00 per Interest will vary depending upon the total number of Class A Interests sold. Regardless of the number of Class A Interests sold, we expect to incur Offering expenses estimated at approximately $100,000.00 for legal, accounting, and other costs in connection with this offering and we will incur an additional expense of 1% of the gross proceeds received for commissions payable to Dalmore Group, LLC on all Interests sold. We have also paid a one-time set up fee of $5,000.00 to Dalmore and consulting fee of $20,000.00 when FINRA issued a No Objection Letter and we received our SEC Qualification. The table below shows the intended net proceeds from this offering, indicating scenarios where we sell various amounts of the Class A Interests. There is no guarantee that we will be successful at selling any of the securities being offered in this Offering. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

The offering scenarios presented below are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.

	Minimum		25%	50%	75%	100%
Interests Sold	2,000		250,000	500,000	750,000	1,000,000
Gross Proceeds	$100,000		$12,500,000	$25,000,000	$37,500,000	$50,000,000
Offering Expenses[1]	$125,000		$125,000	$125,000	$125,000	$125,000
Selling Commissions & Fees[2]	$-		$125,000	$250,000	$375,000	$500,000
Net Proceeds	$-		$12,250,000	$24,625,000	$37,000,000	$49,375,000
Asset Management Fee[3]	$1,000		$122,500	$246,250	$370,000	$493,750
Acquisitions[4]	$-		$11,250,000	$22,100,000	$33,450,000	$45,200,000
Working Capital[5]	$-		$727,500	$2,078,750	$2,980,000	$3,481,250
Legal and Accounting[6]	$-		$150,000	$200,000	$200,000	$200,000
Total Use of Proceeds	$100,000	[7]	$12,250,000	$24,625,000	$37,000,000	$49,375,000

(1)	These costs assume the costs related with completing this Form 1-A as well as those costs related to the services of a transfer agent, our financial statements, and our legal costs as well as a one-time set up fee of $5,000 paid to Dalmore and an additional payment of $20,000.00 for a consulting fee to Dalmore. It is expected that the Company will reimburse these expenses to the Manager without interest. The Manager has received the Class B Interests in the Company in exchange for its services. The Company will only reimburse the Manager once it is has raised more than $1,000,000.00.

School of Whales Commercial Real Estate Equity Fund, LLC

(2)	The Company does not intend on paying selling commissions or fees other than as described above. In the event that the Company enters into an agreement with a licensed broker dealer, this Offering and Use of Proceeds table will be amended accordingly.

(3)	The Manager will receive a 1.0% annualized asset management fee paid monthly to the Manager for its services related to asset management. The Manager may receive between an estimated $83.33 per month as an Asset Management at the Minimum Amount or as much as $41,667.00 per month at the Maximum Amount. These amounts, however, are not calculated in the Use of Proceeds table because although they are calculated against the amount of capital invested in properties, it is expected that the Asset Management fee will actually be derived from the revenues of the properties purchased by the Company.

(4)	We believe acquisition related and closing costs could be between 3% and 7% of the value of the acquisition, with an average of 5%. These costs could include research costs, closing costs, and other costs such as travel to locations in which we purchase properties. Our ability to quantify any of the expenses is difficult as they will all depend on size of deal, price, due diligence performed (such as appraisal, environmental, property condition reports), legal and accounting, etc. We expect the related acquisition costs to be correlated with the price of the property.

(5)	Costs associated with our web development, marketing and working capital for the next 12 months.

(6)	Costs for accounting and legal fees associated with being a public company for the next 12 months.

(7)	The Manager will pay all expenses of the Company until the Company has raised a minimum of $1,000,000 at which time the Manager will be repaid for these expenses.

The Use of Proceeds sets forth how we intend to use the funds under the various percentages of the related offering. All amounts listed are estimates.

The net proceeds will be used for ongoing legal and accounting professional fees (estimated to be between $150,000.00 and $250,000.00 depending on our money raise and acquisitions for the next 12 months), working capital for maintenance and development of our website and due diligence costs incurred in locating suitable acquisitions for the Company for the next 12 months, and for the costs associated with acquiring properties, such as broker price opinions, closing costs, title reports, recording fees, accounting costs and legal fees. We determined estimates for ongoing professional fees based upon consultations with our accountants and lawyers, and operating expenses and due diligence costs based upon the Manager’s real estate industry experience.

As of the date of this Post-Qualification Amendment No. 1, the Manager has paid approximately Five Hundred Six Thousand Seven Hundred Thirteen and 06/100 ($506,713.06) Dollars to or on behalf of the Company for offering expenses and the balance will be paid by the Manager regardless of the number of Interests sold. Our Offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees, printing, and transfer agent fees. Our Manager will not receive any compensation for its efforts in selling our Class A Interests.

The Manager will pay the offering expenses regardless of the amount of Class A Interests we sell and will only be reimbursed if the Company raises a minimum of $1,000,000.00. We intend to use the proceeds of this Offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this Offering, we will issue an amended Offering reflecting the new uses.

In all instances, the Company will need some amount of working capital to maintain its general existence and comply with its reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

School of Whales Commercial Real Estate Equity Fund, LLC

SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION” and the Financial Statements and Notes thereto, included elsewhere in this Offering. The statement of operations and balance sheet data from inception through the date of the last audited financial statements, as included with our Form 1-K, which was filed on May 2, 2022, is as follows:

	December 31, 2021
Assets
Cash and cash equivalents		$105,583
Restricted cash		6,735
Investment Securities		250,000
Total Assets		$200

Liabilities	$
Accounts payable		2,897

Members’ equity
Contributed capital		$359,421

Total Liabilities and Members’ Equity		$362,318

Inception (October 19, 2018)
Through
December 31, 2021
Revenue	$0

Operating expenses	6,739

Net income	$(6,739)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

Use of Terms.

Except as otherwise indicated by the context and for the purposes of this report only, references in this report to “we,” “us,” “our” or “our company” refer to School of Whales Commercial Real Estate Equity Fund, LLC, a Florida limited liability company.

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

School of Whales Commercial Real Estate Equity Fund, LLC

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an “emerging growth company” or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

Cautionary Statement Regarding Forward-Looking Statements

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

School of Whales Commercial Real Estate Equity Fund, LLC was formed in the State of Florida on October 19, 2018. We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The Manager of the Company has not contemplated and does not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

The Company’s overall strategy is to purchase multifamily and commercial property in urban communities, initially in Florida and potentially subsequently in other states to rehab, develop and lease or sell those properties for a profit.

The Company will be initially owned by the Manager and have a Membership which may include, but is not limited to: individuals, individual retirement accounts, banks and other financial institutions, endowments, and pension funds.

The Company hopes to offer its Members the opportunity to earn a preferred annualized 8% return plus up to 80% of the Company’s realized Net Income, which we define as total revenue minus operating costs and expenses and tax liabilities. which shall be distributed to the Members in proportion to each Member’s respective Capital Contribution. The Manager, SOW Management LLC, will exclusively manage the Company.

Although we are currently searching for properties and partial interests in properties, we expect that we will not be aggressive in our acquisition efforts until after we raise the capital from this Offering. Thereafter, we will aggressively search for properties and partial interests in properties. We acquired our first real property interest on December 30, 2021, namely Flagler Hall, as further set forth herein. Additional acquisitions will depend highly on factors such as our funding, the availability of those funds and the availability of properties that meet our investment criteria. As we search for opportunities, we intend to expend capital in accordance with our Use of Proceeds. Given the fact that we have raised the Minimum Offering, we will incur expenses related with the operation of the Company and the continuing expenses related to being a reporting company under the requirements of Tier 2, Regulation A. Operating the Company will result in us incurring expenses associated with areas such as: legal, accounting, administrative, marketing, software development and development and maintaining our online platform. The amount of funds we raise will partially determine how much capital we will need for working capital and professional fees. Our Manager believes that if we only raise the minimum amount, very little will be needed for working capital. However, the more money we raise, the more resources will be needed to in order to run the Company effectively and thus more working capital will be needed.

School of Whales Commercial Real Estate Equity Fund, LLC

Please note that the Company anticipates that every project it will undertake will be unique. Accordingly, an accurate description of the steps and timeline needed to take projects from purchase to income producing is impossible. It is possible that some investment opportunities will be income producing immediately or require minimal renovation while others could require significant renovations that would take several years to complete.

Results of Operations.

We generated no revenues for the twelve (12) month period ended December 31, 2021, other than proceeds from our Offering. We have minimal current activities, other than one investment in Flagler Hall. All operating expenses from inception (October 19, 2018), to date, have been paid by our Manager who will only be reimbursed for these expenses after we have raised a minimum of One Million ($1,000,000.00) Dollars in proceeds from the Offering.

Total Expenses.

From inception (October 19, 2018) to date, the Fund has not paid any expenses because all expenses have been paid by our Manager. To date, our Manager, on behalf of the Company, has incurred approximately Five Hundred Six Thousand Seven Hundred Thirteen and 06/100 ($506,713.06) Dollars in expenses, all of which the Company will reimburse to the Manager once the Fund has raised One Million ($1,000,000.00) Dollars.

Liquidity and Capital Resources.

As of the date of this Post-Qualification Offering Amendment No. 1, the Company has Two Hundred Seven Thousand Six Hundred Sixty-Three and 10/100 ($207,663.10) in cash on hand, and additionally, North Capital is holding an additional Fifty Two Thousand Nine Hundred Ninety Five ($52,995.00) Dollars in escrow, pending disbursement. Our Manager has committed to fund our expenses until we raise a minimum of $1,000,000.00. While we believe it is unlikely, in the event that the Manager is unable to fund these expenses, our Manager intends to approach individuals or entities, which have invested in unrelated projects developed by our Manager’s principals in the past. The Company currently has no agreements, arrangements or understandings with any person or entity to obtain funds through bank loans, lines of credit, or any other sources.

The Company hopes to raise $50,000,000.00 through its Offering, with a minimum of $100,000.00 in funds raised. As of the date of this Post-Qualification Offering Amendment No. 1, we have sold 10,231.70 Preferred Interests as part of the Offering, at a purchase price of $50.00 per Preferred Interest, with aggregate proceeds equal to Five Hundred Eleven Thousand Five Hundred Eight Five ($511,585.00) Dollars.

As further set forth herein, until December 22, 2021, these funds were held in escrow. Although we intend on identifying multi-family, and commercial properties for acquisition with our proceeds, there is no guarantee that we will acquire any such investments. Any acquisition will depend highly on our funding, the availability of those funds, the availability of multifamily and commercial properties that meet our investment criteria and the size of such liens to be acquired. We plan to pursue our investment strategy of multifamily, and commercial properties acquisition or investment in partial interests in such opportunities.

There can be no assurance of the Company’s ability to do so or that additional capital will be available to the Company. If so, the Company’s investment objective of acquiring multifamily, and commercial properties will be adversely affected and the Company may not be able to pursue an acquisition opportunity if it is unable to finance such acquisitions. The Company currently has no agreements, arrangements or understandings with any person or entity to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

Related Party Transactions.

Since our formation, we have raised capital from our Manager, and after our Offering was qualified, we began raising capital through the sale of Preferred Interests. To date, the Manager has incurred expenses on behalf of the Company in the amount of Five Hundred Six Thousand Seven Hundred Thirteen and 06/100 ($506,713.06) Dollars, none of which has been recognized or recorded as due to the Manager as of the date of the financial statements of the Company contained herein. The Manager will continue to fund our expenses. It is expected that the Manager will be reimbursed for these expenses after we have raised a minimum of $1,000,000.00. In exchange for services related to the Offering and the management of the Company, the Manager received Class B Interests, which are subordinated to the Preferred Interests, as further set forth in our Operating Agreement.

School of Whales Commercial Real Estate Equity Fund, LLC

Off-Balance Sheet Arrangements.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure.

None.

Trend Information.

None.

Employees

Currently, entities controlled by Daniel Pena Giraldi, Andrea Petersen and Juan Jose Pena-Giraldi are principals of our Manager and each of these individuals devote a minor portion of their working hours to our Company, without a salary. For more information on our personnel, please see "DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS." The three principals of our Manager continue to coordinate all of our business operations and on April 19, 2021, we hired Amanda Olivastro, as a Project Manager. As further set forth herein, Ms. Olivastro’s salary is paid the by the Manager.

Our Manager has provided the working capital to cover our initial expenses. We plan to use consultants, attorneys, accountants, and other personnel, as necessary and will engage additional full-time employees only as needed in the future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. Any expenses related to the offering will be paid by the Manager, who will be reimbursed once we raise a minimum of $1,000,000.00. Additionally, those costs associated with overall management of the Company and the management and acquisition of the properties shall also be borne by the Manager until such time except those capitalized expenses related to specific properties.

Our Manager is spending the time allocated to our business in handling the general business affairs of our Company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of our regulatory filings, refining our business plan, and researching investment opportunities and possible commercial and multifamily properties acquisitions. Upon effectiveness and the successful raise of capital, the principals of the Manager will devote additional working hours to the Company.

INVESTMENT POLICIES OF COMPANY

In all types of investment, our policies may be changed by our Manager, without a vote of the Members.

We will seek out commercial and multifamily properties residences within the state of Florida and possibly in other states. We believe 100% of our portfolio will consist of real estate properties.

We intend to evaluate each property in the following manner:

1.	Obtain property information on its condition, estimated costs for rehabilitation, and feasibility of possible improvements;

School of Whales Commercial Real Estate Equity Fund, LLC

2.	Using historical rental rates and vacancy rates if such information is available and useful;
3.	Obtain similar available information of comparable properties in the area including recent sales prices; analyzing rental values, vacancy rates and operating expenses; review crime statistics for the area; review school information; review any other relevant market information; and
4.	Using the above information, perform analysis with hypothetical scenarios to determine expected profit.
5.	We do not intend to invest more than 75% of Company assets into any single real estate asset upon full capitalization of the Company.

Further, potential investors should be advised:

a)	We may issue senior securities at some time in the future.
b)	We may borrow money collateralized by our properties with up to a 85% value of our real estate assets (and possibly higher while we acquire our initial portfolio properties).
c)	We have no intention of initiating personal loans to other persons.
d)	We have no intention of investing in the securities of other issuers for the purpose of exercising control.
e)	We have no intention to underwrite securities of other issuers.
f)	We may engage in the purchase and sale (or turnover) of investments that are not real estate related at some time in the future.
g)	We may offer our securities in exchange for property.
h)	We may acquire other securities of other funds so long as those funds are real estate related.
i)	We intend to make annual or other reports to security holders including but not limited to 1-Ks, 1-SAs, 1-Us, and exit reports on Form 1-Z as deemed necessary. Such reports will include the required financial statements.

As market conditions change, our policies for both investments and borrowing will be evaluated and updated as necessary to safeguard Member equity and increase Member returns. We will update our Members via 1-Us within a few business days, 1-SAs semi-annually, and other reports if there are any changes in our investment policy or our borrowing policies.

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Our policy with respect to our Manager concerning certain transactions is as follows:

We believe that commercial projects in the Florida market provide the most opportunities for growth especially in the value-add sector as we believe that a disproportionate amount of the development in the past years has been focused in the residential and condominium segment. To achieve this, we may enter into one or more joint ventures, tenant in common investments or other coownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates or related companies of our Manager, including present and future real estate investment offerings sponsored by affiliates of our sponsor. We also may serve as mortgage lender to, or acquire interests in or securities issued by, these joint ventures, tenant-in-common investments or other joint venture arrangements.

Our target portfolio wide leverage after we have acquired an initial substantial portfolio of diversified investments is between 50% and 85% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of commercial projects assets.

Conflicts of Interest.

There are conflicts of interest between us, our Manager and its affiliates, including Flagler Hall.

We expect that various third-parties related to the Manager, will provide development, property management, consulting, construction administration and other services to our Manager and the Company. Prevailing market rates are determined by our Manager based on industry standards and expectations of what our Manager would be able to negotiate with a third-party on an arm’s length basis. All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s length negotiations. Some, but not all, of the conflicts inherent in our Company’s transactions with the Manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. Our Company, Manager and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have negative impact on our financial performance and, consequently, on distributions to members and the value of our interests. See “Conflicts of Interest”.

School of Whales Commercial Real Estate Equity Fund, LLC

The interests of the Manager, our principals and their other affiliates may conflict with the interests of the Preferred Members.

The Company’s Operating Agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of the Manager, the principals and its other affiliates. Potential conflicts of interest include, but are not limited to, the following:

•	the Manager, the principals, and/or its other affiliates are offering, and may continue to originate and offer, other real estate investment opportunities, including additional blind pool equity and debt offerings similar to the Offering and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;
•	the Manager, the principals and/or its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits return fees or compensation from any other business owned and operated by the Manager, the principals and/or its other affiliates for their own benefit;
•	we may engage the Manager or affiliates of the Manager to perform services at prevailing market rates. Prevailing market rates are determined by the Manager based on industry standards and expectations of what the Manager would be able to negotiate with a third-party on an arm’s length basis; and
•	the Manager, the principals and/or its other affiliates are not required to devote all of their time and efforts to our affairs.

Flagler Hall.

As further set forth herein, the Fund deployed Two Hundred Fifty Thousand ($250,000.00) Dollars as an investment in Flagler Hall LLC, an entity which is controlled by an affiliated entity of Daniel Giraldi-Pena, namely Walpone LLC, a Florida limited liability company. In addition, Juan Jose Giraldi-Pena is an indirect investor in Flagler Hall. That said, we believe that the investment was, in fact, negotiated on arm’s-length terms and furthermore, was approved by Andrea Petersen, who serves on our investment committee and who, prior to the investment being made, had no interest therein.

Given this relationship, the Company may face conflicts of interest or that will not be resolved as quickly or on terms as advantageous to the Company as would be the case if the joint venture had been negotiated at arm’s-length with an independent joint venture partner. As a result, Preferred Member returns may be decreased by entering into such joint ventures with affiliates of the Manager (See “Risk Factors” - Co-investments with other parties will result in additional risks).

Family Relationships.

Two of the principals of our Manager are related, namely Daniel Pena-Giraldi, and Juan Jose Pena-Giraldi, who are brothers.

Fiduciary Responsibility of Manager.

The fiduciary responsibilities of the Manager are set forth in Section 6.9 of our Operating Agreement.

Allocation of Investment Opportunities

We rely on the principals of our Manager’s members, who act on behalf of our Manager to:

1.

Identify suitable investments. Our other funds and entities also rely on these same key real estate professionals. Our Manager has in the past, and expects to continue in the future, to offer other investment opportunities including offerings that acquire or invest in multifamily real estate, commercial real estate or real estate equity investments, and other select real estate related assets.

School of Whales Commercial Real Estate Equity Fund, LLC

2.	These additional programs may have investment criteria that compete with us. If a sale, financing, investment or other business opportunity would be suitable for more than one program, our Manager will allocate it using its business judgment. Any allocation of this type may involve the consideration of a number of factors that our Manager determines to be relevant. The factors that our Manager’s real estate professionals could consider when determining the entity for which an investment opportunity would be the most suitable include the following:

a.	the investment objectives and criteria of our Manager and other entities;
b.	the cash requirements of our Manager and other entities;
c.	the effect of the investment on the diversification of our Manager’s and other entities’ portfolio by type of investment, and risk of investment;
d.	the policy of our Manager and other entities relating to leverage;
e.	the anticipated cash flow of the asset to be acquired;
f.	the income tax effects of the purchase on our Manager or the other entities;
g.	the size of the investment; and
h.	the amount of funds available to our Manager or the other entities.

3.	If a subsequent event or development causes any investment, in the opinion of our Manager’s real estate professionals, to be more appropriate for another entity, they may offer the investment to such entity.

4.	Except under any policies that may be adopted by our Manager, which policies are designed to minimize conflicts among the programs and other investment opportunities, no program has any duty, responsibility or obligation to refrain from:

a.	engaging in the same or similar activities or lines of business as any program;
b.	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any program;
c.	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any program;
d.	establishing material commercial relationships with another program; or
e.	making operational and financial decisions that could be considered to be detrimental to another program.

In addition, any decisions by our Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one program more than another or limit or impair the ability of any program to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular program that such arrangements or agreements include or not include another program, as the case may be. Any of these decisions may benefit one program more than another.

Receipt of Fees and Other Compensation by our Manager and its Affiliates

Our Manager and its affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence our Manager’s advice to us as well as the judgment of affiliates of our Manager. Among other matters, these compensation arrangements could affect their judgment with respect to:

-	the continuation, renewal or enforcement of provisions in our operating agreement involving our Manager and its affiliates;

School of Whales Commercial Real Estate Equity Fund, LLC

-	public offerings of equity by us, which will likely entitle our Manager to increased acquisition fees, asset management fees and other fees;
-	acquisitions of investments at higher purchase prices, which entitle our Manager to higher acquisition fees and asset management fees regardless of the quality or performance of the investment and, in the case of acquisitions of investments from other entities, might entitle affiliates of our Manager to disposition fees in connection with services for the seller;
-	borrowings up to or in excess of our stated borrowing policy to acquire, which borrowings will increase asset management fees payable by us to our Manager;
-	whether and when we seek to sell our Company or its assets; and
-	whether and when we merge or consolidate our assets with other companies, including companies affiliated with our Manager.

No Independent Underwriter

As we are conducting this offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

DESCRIPTION OF BUSINESS

Company Structure.

School of Whales LLC, a Florida limited liability company (our “Sponsor”), was formed on October 3, 2018 by entities controlled by our three main principals: Daniel Pena-Giraldi, Juan Jose Pena-Giraldi and Andrea Petersen with the goal of combining their experience, know-how and access to deal flow to create a real estate fund that will invest in and finance developments in the state of Florida. It currently does not have any real properties.

The Sponsor will act as the overall sponsor for School of Whales Commercial Real Estate Equity Fund (the “Company”), a Florida limited liability company formed on October 19, 2018. The Sponsor’s wholly-owned subsidiary, SOW Management LLC (the “Manager”), is a Florida limited liability company which was formed on October 5, 2018, with the sole purpose of acting as the Company’s Manager.

The Company is an emerging growth company and has commenced only limited operations, primarily focused on organizational matters in connection with this Offering. We intend on generating revenues in two ways: from income producing properties and from appreciation in value of long-term hold investments.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. Neither management of the Company, nor the majority Member of the Company, have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

We are offering the Interests herein on a “minimum/maximum” basis. The Company raised a minimum of $100,000.00 prior to using proceeds from this Offering to acquire multifamily or commercial properties (or interests therein). We expect to use the net proceeds from this Offering to pay for our operating costs as a qualified company, including on-going legal and accounting fees, and to finance costs associated with acquiring multifamily and commercial properties (and interests therein), such as broker price opinions, title reports, recording fees, accounting costs, and legal fees.

We believe that there is an opportunity in the domestic marketplace to create and further, operate a successful real estate investment corporation. The Manager has recognized this opportunity and has decided to create and go forward with the creation of the Company. The Company intends to provide real estate investment opportunities and property management services for investors interested in achieving financial success by taking advantage of the real estate market in southern Florida and potentially later across the United States. They also recognized the gaps in the real estate business and turned them into opportunities.

School of Whales Commercial Real Estate Equity Fund, LLC

The Company looks to serve its investors by working to maximize their income while at the same time controlling expenses. The funds required for organizing the Company and this Offering have been provided by the Manager of the Company. The Manager has committed to paying our expenses until a minimum of $1,000,000.00 has been raised in this Offering.

This business plan is based on two vital components:

1.	Implementing a sound investment platform begins with a mastery of choosing the right property to fill the needs of the real estate marketplace at the right time. This requires an in-depth knowledge of the market and how to keep gaining a greater share of that market; and

2.	Providing a superior service to the tenants to maximize the Company’s return on investment.

Company Objective.

The Company was created out of the realization that there is a demand for transparent, direct investment in institutional quality real estate deals. Our management team has been providing investors with consistently positive returns in transactions undertaken by other entities controlled by the management team. These transactions have allowed these investors to be part of development deals throughout South Florida. The Company wants to provide this opportunity to anybody who wants to participate, with a target focus on young professionals who have disposable income to invest and are looking for alternatives to traditional investing. It is looking to engage investors in opportunities to bring new and positive developments to its communities. Furthermore, it wants to provide these investors with the chance to learn about real estate investment.

The Company’s website (https://www.schoolofwhales.com) is a key component of the organization’s overall plan. This will be the primary tool by which investors will engage with the vision, obtaining general information on the market and additional educational resources for individuals wanting to learn about real estate investing. as well as access to fund information. Once investors sign up to invest, they will have access to an online dashboard which will provide details regarding the performance of the Company’s investments and allow for account management. Our platform is powered by North Capital Investment Technology, Inc.

The Company has definite objectives in order to fulfill its strategy. These include:

·	Penetrate the market of providing real estate opportunities for qualified individuals and/or business entities interested in achieving financial success by taking advantage of real estate investment and management opportunities in southern Florida and potentially across the United States; and

·	Increasing profits as allowed by market conditions.

The Company acquired its first real property interest on December 30, 2021, namely, Flagler Hall. The Company will continue looking to buy value-added properties, specifically multifamily, and commercial properties for the best possible price. A potential investor should note that the above criteria is subject to change according to market conditions.

The Company anticipates that every project it will undertake will be unique. Accordingly, an accurate description of the steps and timeline needed to take projects from purchase to income producing is impossible. It is possible that some investment opportunities will be income producing immediately or require minimal renovation, while others could require significant renovations that would take several years to complete.

Keys to Success.

The Company intends to identify multifamily and commercial properties for investment. The Company is confident of the following attributes that it demonstrates as keys to its success:

-	Access to opportunities that are attractive in terms of pricing and potential are intended to provide healthy returns for investors;

School of Whales Commercial Real Estate Equity Fund, LLC

-	Qualified and creative development team will result in opportunities that will otherwise not be available for unaccredited investors
-	Access to financing in order to attempt to increase profitability;
-	Diligent efforts designed to regularly lower overall expenses;
-	Ability to produce consistent and engaging content for its website will set School of Whales apart from competitors by becoming an educational tool for investors
-	Ability to work with crowd funding platform partner to keep costs low and add features to promote recurring investing
-	Partnerships with developers, investment brokers, real estate brokers, business schools, and family offices will ensure the growth of the business
-	Ability to secure a mix of ‘development play’ properties with a longer-term horizon with income producing properties to provide investors with cash flow in the short term

The Manager expects to originate and acquire fund assets on a frequent and ongoing basis and will continue to do so until the maximum offering of $50,000,000.00 has been reached, or until the Manager believes market conditions do not justify doing so.

The Manager will be staffed with educated and experienced professionals that provide personalized and courteous service to their tenants, investors, loan officers, realtors, brokers, financial advisors, and other vendors. The following outlines the competitive strategy of the Company:

·	Identify a worthwhile project that fits in line with its criteria and will fill market needs;
·	Negotiate price and terms. Secure a contract to purchase;
·	Analyze the risk/reward scenario through careful analysis and a thorough due diligence procedure;
·	Secure financing;
·	Form a new business structure which takes ownership of said project;
·	After closing, immediately implement a strong management team to shepherd the project and achieve the specific goal(s) intended (i.e., tenant relations, property maintenance, rehabilitation, enhancement, development or condominium conversion)

Manager.

The Manager is authorized on the Company’s behalf to make all decisions as to:

(i)	the development, sale, lease, or other disposition of the Company’s assets;
(ii)	the purchase or other acquisition of other assets of all kinds;
(iii)	the management of all or any part of the Company’s assets and business;
(iv)	the borrowing of money and the granting of security interests in the Company’s assets (including loans from Members);
(v)	the lending of money on behalf of the Company;
(vi)	the prepayment, refinancing or extension of any mortgage affecting the Company’s assets;
(vii)	the compromise or release of any of the Company’s claims or debts;
(viii)	the employment of persons for the operation and management of the Company’s business; and
(ix)	all elections available to the Company under any federal or state tax law or regulation.

When the Company raises a minimum of One Million Dollars ($1,000,000) pursuant to this offering, then the Manager may be reimbursed by the Company for the Company’s initial organizational and syndication expenses including, but not limited to, legal expenses, printing costs, selling expenses and filing fees. At the Manager’s discretion, the Manager may also be reimbursed for all other Company expenses paid by the Manager.

Investment Objectives.

Our investment objectives are:

- to develop or add value to commercial properties that can later be sold or leased;

School of Whales Commercial Real Estate Equity Fund, LLC

- to acquire commercial properties that will allow us to realize growth for our investors within five to ten years of the termination of this Offering;

- to pay attractive cash distributions as cash becomes available through the sale of our assets or refinancing;

- to enable investors to realize a return on their investment by beginning the process of liquidating and distributing cash to investors within approximately five years of the termination of this Offering, or providing liquidity through alternative means such as in-kind distributions of our own securities or other assets;

- to preserve, protect and return your capital contribution; and

We cannot assure that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our Manager’s investment committee will review our investment guidelines at least annually to determine whether our investment guidelines continue to be in the best interests of our Members.

Investment Strategy.

We believe that commercial projects in the Florida market provide the greatest opportunities for growth, especially in the value-add sector, as most of the development in the past years has been focused in the residential and condominium segments. To achieve this, we may enter into one or more joint ventures, tenant in common investments, or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates or related companies of our Manager, including present and future real estate investment offering sponsored by affiliates of our Sponsor.

We expect to selectively employ leverage to enhance total returns to our Preferred Members through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. Our target portfolio-wide leverage after we have acquired an initial substantial portfolio of diversified investments is between fifty percent (50%) and eighty-five percent (85%) of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of commercial projects assets. We will seek to secure conservatively structured leverage that is long term, nonrecourse, non-mark to market financing to the extent obtainable on a cost-effective basis. To the extent a higher level of leverage is employed it may come either in the form of government sponsored programs or other long term, nonrecourse, non-mark to market financing. Our Manager may from time to time modify our leverage policy in its discretion. However, other than during our initial period of operations, it is our policy to not borrow more than eighty-five percent (85%) of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless our Manager approves any excess in borrowing over such level.

In executing on our business strategy, we believe that we will benefit from our Manager’s affiliation with our Sponsor and its principals, given our Sponsor’s (and its principals’, especially Daniel Pena-Giraldi) strong track records and extensive experience and capabilities as a real estate originator. These competitive advantages include:

•	Our Sponsor’s management team experience and reputation as real estate developer, which historically has given it access to a large investment pipeline similar to our targeted assets and the key market data we use to underwrite and portfolio manage assets;

•	Our Sponsor’s management team’s direct and online origination capabilities, which are amplified by a proprietary technology platform, business process automation, and a large user base, of which a significant portion are seeking capital for real estate projects;

School of Whales Commercial Real Estate Equity Fund, LLC

•	Our Sponsor’s management team’s relationships with financial institutions and other lenders that originate and distribute commercial real estate debt and other real estate related products and that finance the types of assets we intend to acquire and originate;

•	Our Sponsor’s experienced portfolio management team which actively monitors each investment through an established regime of analysis, credit review and protocol; and

•	Our Sponsor’s management team which has a successful track record of making commercial real estate investments in a variety of market conditions.

Investment Decisions and Asset Management.

Within our investment policies and objectives, our Manager’s investment committee will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases and originations, effective asset management and timely disposition of those assets. As such, we have developed a disciplined investment approach that combines the experience of its team of real estate and debt finance professionals with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive downside analysis of the risks of each investment. The approach also includes active and aggressive management of each asset acquired.

We believe that active management is critical to creating value. We will also develop a well-defined exit strategy for each investment we make. Specifically, we will assign an exit or refinance timeline to each asset we acquire prior to its purchase as part of the original business plan for the asset. We will then periodically reevaluate the exit strategy of each asset in response to the performance of the individual asset, market conditions and our overall portfolio objectives to determine the optimal time to sell the asset.

To execute our disciplined investment approach, a team of our real estate and debt finance professionals take responsibility for the business plan of each investment. The following practices summarize our investment approach:

•	Local Market Research – The investment team extensively researches the acquisition and/or origination and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships.

•	Underwriting Discipline – We follow a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, prospects for long range appreciation, resale capacity, income tax considerations and liquidity. Only those assets meeting our investment criteria will be accepted for inclusion in our portfolio. In an effort to keep an asset in compliance with those standards, the underwriting team remains involved through the investment life cycle of the asset and consults with the other internal professionals responsible for the asset. This team of experts reviews and develops comprehensive reports for each asset throughout the holding period.

•	Risk Management – Risk management is a fundamental principle in our construction of portfolios and in the management of each investment. Diversification of commercial projects portfolios by investment type, investment size and investment risk is critical to controlling portfolio level risk. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. Our real estate and debt finance professionals review the operating performance and history of our joint venture and development partners against projections and provide the oversight necessary to detect and resolve issues as they arise.

•	Asset Management – Prior to the purchase of an individual asset or portfolio, the Manager closely work with the acquisition and underwriting teams to develop an asset business strategy. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. We review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. We have designed this process to allow for realistic yet aggressive enhancement of value throughout the investment period.

School of Whales Commercial Real Estate Equity Fund, LLC

Investment Process.

Our Manager has the authority to make all the decisions regarding our investments consistent with the investment guidelines and borrowing policies approved by our Manager’s investment committee and subject to the limitations in our Operating Agreement, dated as of November 8, 2018, as may be amended from time to time (“Operating Agreement”) and the direction and oversight of our Manager’s investment committee. Our Manager’s investment committee must approve all investments other than investments in property for the development and sale of commercial projects, commercial or residential properties that can be repurposed into commercial project, real estate related debt and other real estate related assets. With respect to investments in commercial real estate, commercial real estate loans, and commercial real estate related debt securities, our Manager’s investment committee intends to adopt investment guidelines that our Manager must follow when acquiring such assets on our behalf without the approval of our Manager’s investment committee. We will not, however, purchase or lease assets in which our Manager, any of our officers or any of their affiliates has an interest without a determination by an independent representative that such transaction is fair and reasonable to us and at a price to us that is not materially greater than the cost of the asset to the affiliated seller or lessor. In the event that two (2) or more members of the investment committee are interested parties in a transaction, the independent representative will consider and vote upon the approval of the transaction. Our Manager’s investment committee will formally review at a duly called meeting our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Our Manager’s investment committee must approve changes to our investment guidelines.

With respect to our investment in Flagler Hall, given that two (2) of our principals, namely Daniel Pena-Giraldi and Juan Jose Pena-Giraldi each have an interest therein, Andrea Petersen made an independent determination that such investment was fair and reasonable to us, and was purchased at a price to us that was not materially greater than the cost of the asset to the affiliated seller.

Our Manager will focus on the direct origination, sourcing, acquisition, select purchasing, and management of property for the development and sale of commercial projects and investments in commercial or residential properties that can be repurposed into commercial projects, and to a lesser extent, real estate related debt and other real estate related assets. It will source our investments from new or existing customers, former and current financing and investment partners, third party intermediaries, competitors looking to share risk and investment, securitization or lending departments of major financial institutions.

In selecting investments for us, our Manager will utilize our sponsor’s established investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that our Manager will consider when evaluating prospective investment opportunities include:

•	macroeconomic conditions that may influence operating performance;

•	real estate market factors that may influence real estate valuations, real estate lending and/or economic performance of real estate generally;

•	fundamental analysis of the real estate, zoning, operating costs and the asset’s overall competitive position in its market;

•	real estate and sales market conditions affecting the real estate;

•	the appropriateness of estimated costs and timing associated with capital improvements of the real estate;

School of Whales Commercial Real Estate Equity Fund, LLC

•	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;

•	review of third-party reports, including appraisals, engineering and environmental reports;

•	physical inspections of the real estate and analysis of markets; and

•	the overall structure of the investment and rights in the transaction documentation.

If a potential investment meets our Manager’s underwriting criteria, our Manager will review the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy sell provisions and recourse provisions. With respect to commercial real estate loans, our Manager will review the proposed transaction structure, including security, reserve requirements, cash flow sweeps, call protection and recourse provisions. Our Manager will evaluate the asset’s position within the overall capital structure and its rights in relation to other partners or capital tranches. Our Manager will analyze each potential investment’s risk return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset or underlying real estate collateral.

Special Purpose Entities.

When the Company does acquire real estate assets, it may hold title to the properties through separate LLCs or through special purpose entities (“SPEs”) holding several similar asset types. Each separate LLC or SPE will be a one hundred percent (100%) wholly-owned subsidiary of the Company. If a joint venture is undertaken, the Company may record a first position deed instead of holding actual title.

•	Each property acquired is its own entity and will be structured as its own business structure while the Company serves as the parent company that bundles all the ownership interests into a single corporation.

•	Each property shall be managed by the Company. or its authorized agents.

Distributions.

Each quarter, the Manager will distribute the Company’s accrued net income, to the extent that there is cash available, and provided that the quarterly distribution will not impact the continuing operations of the Company, as follows:

•	First, to the Preferred Members until they receive an annualized eight percent (8%) on their current capital accounts at the date of distribution (“Target Rate of Return”). Nevertheless, the Manager has the discretion to adjust the interest rate based on changes in the national mortgage rates and various indexes (LIBOR, Prime Rate, etc.); and

•	Second, the remaining net income, if any, will be distributed (a) eighty percent (80%) to the Preferred Members, and (b) twenty percent (20%) to the Manager as a “Performance Fee”. Nevertheless, the Manager has the discretion to waive its Performance Fee.

There is no claw back in subsequent months for profits the Manager earns.

Return of Capital.

The Company may return all or a portion of a Preferred Member’s capital at the Manager’s discretion. Any such return of capital would not be considered a distribution and would not be included in the determination of such Preferred Member’s return on investment.

School of Whales Commercial Real Estate Equity Fund, LLC

Withdrawal; Redemption.

As further set forth in our Operating Agreement, no Member may withdraw within the first twelve (12) months of a Member’s admission to the Company. Thereafter, the Company will use its best efforts to honor requests for a return of capital subject to, among other things, the Company’s then available cash flow, financial condition, and approval by the Manager. The maximum aggregate amount of capital that the Company will return to the Members each calendar year is limited to 5.0% of the value of the assets of the Company as of December 31st of the prior year. Notwithstanding the foregoing, the Manager may, in its sole discretion, waive such withdrawal requirements if a Preferred Member is experiencing undue hardship, which determination will be made by the Manager, in the Manager’s sole and absolute discretion.

Members may submit a written request for withdrawal as a Member of the Company (each a “Withdrawal”) and may receive a 100% return of capital provided that the following conditions have been met: (a) the Member has been a Member of the Company for a period of at least twelve (12) months; and (b) the Member provides the Company with a written request for a return of capital at least thirty (30) days prior to such withdrawal (“Withdrawal Request”).

The Company will not establish a reserve from which to fund withdrawals of Members’ capital accounts and such withdrawals are subject to the availability of cash in any calendar quarter to make withdrawal distributions (“Cash Available for Withdrawals”) only after: (i) all current Company expenses have been paid (including compensation to the Manager, Manager and its affiliates as described in this Offering Circular); (ii) adequate reserves have been established for anticipated Company operating costs and other expenses and advances to protect and preserve the Company’s investments in Properties; and (iii) adequate provision has been made for the payment of all quarterly cash distributions owing to Members.

If at any time the Company does not have sufficient Cash Available for Withdrawals to distribute the quarterly amounts due to all Members that have outstanding withdrawal requests, the Company is not required to liquidate any Properties for the purpose of liquidating the capital account of withdrawing Members. In such circumstances, the Company is merely required to distribute that portion of the Cash Available for Withdrawals remaining in such quarter to all withdrawing Members pro rata based upon the relative amounts being withdrawn as set forth in the Withdrawal Request.

Notwithstanding the foregoing, the Manager reserves the right to utilize all Cash Available for Withdrawals to liquidate the capital accounts of deceased Members or ERISA plan investors in whole or in part, before satisfying outstanding withdrawal requests from any other Members. The Manager also reserves the right, at any time, to liquidate the capital accounts of ERISA plan investors to the extent the Manager determines, in its sole discretion, that any such liquidation is necessary in order to remain exempt from the Department of Labor’s “plan asset” regulations. Additionally, the Manager has the discretion to limit aggregate withdrawals during any single calendar year to not more than 10% of the total Company capital accounts of all Members that were outstanding at the beginning of such calendar year.

Geographic Scope.

The Company will initially focus exclusively on southern Florida real estate opportunities but may ultimately expand to other regions of the United States.

Competition.

We will face competition from other owners, investors and developers that are looking to acquire similar properties and who may implement or are already implementing a similar business plan to ours. Further, we may be at a disadvantage to our competition who may have greater capital resources than we do, specifically cash. It has become increasingly difficult to obtain lending on many properties and those developers that are able to close without financing and pay the full purchase price of a property in cash may be able to close on more properties or will be able to negotiate better purchasing terms.

School of Whales Commercial Real Estate Equity Fund, LLC

Principal Place of Business.

The Company’s principal place of business is located at 2900 SW 28th Ter., Suite 202, Miami, Florida 33133.

TAX TREATMENT OF COMPANY

The following is a summary of certain relevant federal income tax considerations resulting from an investment in the Company, but does not purport to cover all of the potential tax considerations applicable to any specific purchaser. Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.

Taxation of Undistributed Fund Income (Individual Investors)

Under the laws pertaining to federal income taxation of Partnerships, no federal income tax is paid by the Company as an entity. Each individual Member reports on his federal income tax return his distributive share of Fund income, gains, losses, deductions and credits, whether or not any actual distribution is made to such Member during a taxable year. Each individual Member, generally, may deduct his distributive share of Fund losses, if any, to the extent of the tax basis of his Interests at the end of the Company year in which the losses occurred. The characterization of an item of profit or loss will usually be the same for the Member as it was for the Company. Since individual Members will be required to include Fund income in their personal income without regard to whether there are distributions of Fund income, such investors may become liable for federal and state income taxes on Fund income even though they have received no cash distributions from the Company with which to pay such taxes.

Tax Returns

Annually, the Company will provide the Members sufficient information from the Company's informational tax return for such persons to prepare their individual federal, state, and local tax returns. The Company's informational tax returns will be prepared by certified public accountants selected by the Manager.

Unrelated Business Taxable Income

Interests may be offered and sold to certain tax-exempt entities (such as qualified pension or profit sharing plans) that otherwise meet the investor suitability standards described elsewhere in this Offering Circular. (See "Investor Suitability Standards.") Such tax-exempt entities generally do not pay federal income taxes on their income unless they are engaged in a business which generates "unrelated business taxable income," as that term is defined by Section 512(a)(1) of the Code. Under the Code, tax exempt purchasers of Interests may be deemed to be engaged in an unrelated trade or business by reason of rental or capital gains income earned by the Company. Although rental and capital gains income (which will constitute the primary sources of Fund income) ordinarily do not constitute unrelated business taxable income, this exclusion does not apply to the extent interest income is derived from "debt-financed property." To increase Fund profits or increase Fund liquidity, the Manager may borrow funds in order to invest in properties. This "leveraging" of the Company's property portfolio will constitute an investment in "debt-financed property" will be unrelated business income taxable to ERISA plans. Unrelated business income is taxable only to the extent such income from all sources exceeds $1,000 per year. The resulting tax, known as “UBIT” or “Unrelated Business Income Tax”, is imposed based on the income tax brackets that apply to trusts. Such brackets are high and can quickly approach 40% (before taking state & local income taxes into account) on fairly small amounts of income (i.e. - net income over $12,400). The remainder of a tax-exempt investor's income will continue to be exempt from federal income taxes to the extent it complies with other applicable provisions of law, and the mere receipt of unrelated business income will not otherwise affect the qualification of an IRA or ERISA plan under the Code. The Manager does anticipate that the Company would earn income, based on its acquisition of leveraged rental properties that would be treated as UBTI and therefore subject to UBIT.

The trustee of any trust that purchases Interests in the Company should consult with his tax advisors regarding the requirements for exemption from federal income taxation and the consequences of failing to meet such requirements, in addition to carefully considering his fiduciary responsibilities with respect to such matters as investment diversification and the prudence of particular investments.

School of Whales Commercial Real Estate Equity Fund, LLC

SUMMARY OF OPERATING AGREEMENT

The Operating Agreement, in the form attached hereto as Exhibit No. 3, is the governing instrument establishing the terms and conditions pursuant to which the Company will conduct business and the rights and obligations between and among the Members and the Manager, as well as other important terms and provisions relating to investment in the Company. A prospective Member is expected to read and fully understand the Operating Agreement in its entirety prior to making a decision to purchase Interests. The following is a brief and incomplete summary of the terms of the Operating Agreement and is qualified in its entirety by reference to the Operating Agreement.

Operating Cash Distributions

Except as provided elsewhere in the Operating Agreement, Distributable Cash of the Company shall be distributed to the Members quarterly, so long as the Manager determines it is available for distribution, in the following order:

First, to the Class A Members, pro rata in accordance with their percentage interests in the Company (as defined in the Operating Agreement - “Percentage Interest”), until all Class A Members have received a cumulative, non-compounded preferred return of 8% per annum on their Capital Contributions; and

Second, eighty percent (80%) to the Class A Members in proportion to their respective Percentage Interests, and twenty percent (20%) to the Class B Members.

Voting Rights of the Members

The Class A Members will have no right to participate in the management of the Company and will have limited voting rights. Members shall have the right to vote only on the following matters:

Admission of Additional Members

Once the Manager closes the Offering for the sale of new Interests, no additional Interests in the Company may be sold, or any Additional Members admitted, unless a) the admission of an Additional Member is approved by a Majority of Interests of all Members, or b) a Majority of Interests of all Members approve a capital call per as described in Article 2.3 of the Operating Agreement., in which case the Manager reserves the right to authorize the sale of additional Units to new or existing Members, and to admit new Members whose Class or Interests may be equal or senior to the Class A Interests as necessary to raise the needed capital.

Removal of the Manager for Good Cause.

The Members, by an affirmative vote of more than 75% of the Class Interests entitled to vote, shall have the right to remove the Manager at any time solely for “Good Cause”, as defined in the Operating Agreement, including:

•	A breach of the Manager’s duties under the Operating Agreement;

•	Willful or wanton misconduct;

•	Fraud;

•	Bad faith;

•	Death or disability wherein the Manager (or any of the members of the Manager with authority to Manage the Company) dies or becomes physically, mentally, or legally incapacitated such that it can no longer effectively function as the Manager of the Company or the dissolution, liquidation or termination of any entity serving as the Manager and no other member, officer or director of the Manager is willing or able to effectively perform the Manager’s duties;

School of Whales Commercial Real Estate Equity Fund, LLC

•	Issuance of a legal charging order and/or judgment by any judgment creditor against the Manager’s Interest in Cash Distributions or Fees from the Company;

•	A finding by a court of law or arbitrator that the Manager committed any of the acts set forth in Article 6.11 of the Operating Agreement, for which the Manager is specifically not indemnified by the Company; or

•	The Manager becoming subject to a “disqualifying event” at any time during operation of the Company, as defined in the Operating Agreement.

If the Manager or an Affiliate owns any Class A Interests, the Manager or the Affiliate, as the case may be, shall not participate in any vote to remove the Manager.

Vacancy of Manager.

Any vacancy caused by the removal or resignation of the Manager shall be filled by the affirmative vote of the Members holding a majority of the Preferred Interests at a special meeting called for that purpose.

Change To Member Distribution Structure.

Any proposed change to the Member distribution structure will require approval by Members holding 100% of the Company. A non-response by a Member shall be deemed a vote that is consistent with the Manager’s recommendation with respect to any proposal.

Amendments to Operating Agreement.

The Operating Agreement may be amended or modified from time to time only if approved by all of the Members of the Company; provided, however, that the Manager may amend the Operating Agreement in limited circumstances such as:

•	To issue non-substantive amendments to Operating Agreement to correct minor technical errors;

•	To cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision, or to add any other provisions with respect to matters or questions arising under the Operating Agreement which would not be materially inconsistent with the provisions of the Operating Agreement;

•	To appoint a different tax matters Member;

•	To take such steps as the Manager deems advisable to preserve the tax status of the Company as an entity that is not taxable as a corporation for federal or state income tax purposes;

•	To delete or add any provisions to this Agreement as requested by the Securities and Exchange Commission or by state securities officials which is deemed by such regulatory agency or official to be for the benefit or protection of the Members; or

•	To make amendments similar to the foregoing so long as such action shall not materially and adversely affect the Members.

The Class A Interests are not limited or qualified by the rights of the holders of the Class B Interests on those matters in which the Class A Members have a right to vote.

School of Whales Commercial Real Estate Equity Fund, LLC

Death, Disability, Incompetency, or Bankruptcy of a Member

In the event of the death, disability, incapacity or adjudicated incompetency of a Member or if a Member becomes bankrupt, the Member shall become dissociated. Immediately on mailing of a notice of Disassociation sent by the Manager to a Member’s last known address, unless the reason for Disassociation can be and is cured within sixty (60) days, a Member will cease to be a Member of the Company and shall henceforth be known as a Disassociated Member. Any successor in Interest who succeeds to a Member’s Interest by operation of law shall henceforth be known as an Involuntary Transferee.

Subsequently, the Disassociated Member’s right to vote or participate in management decisions will be automatically terminated. A Disassociated Member (or its legal successor) will continue to receive only the Disassociated Member’s Economic Interest in the Company, unless the Disassociated Member/Involuntary Transferee elects to sell its Interest to the Manager or Members (Purchasing Members) or to a third-party buyer (Voluntary Transferee) according to procedures in the Operating Agreement; and/or a Voluntary or Involuntary Transferee seeks admission and is approved by the Manager as a Substitute Member.

Limits on Manager’s Liability; Indemnification

The Manager will be fully protected and indemnified by the Company against all liabilities and losses suffered by the Manager (including attorneys’ fees, costs of investigation, fines, judgments and amounts paid in settlement, actually and reasonably incurred by the Manager in connection with such action, suit or proceeding) by virtue of its status as Manager with respect to any acts or omissions, except that expenses incurred by the Manager with respect to claims for fraud, breach of fiduciary duty, gross negligence, bad faith or a material violation of the Operating Agreement shall not be advanced to the Manager unless it is adjudicated in its favor. The provisions of this indemnification will also extend to all managers, Members, affiliates, employees, attorneys, consultants and agents of the Manager for any action taken by it on behalf of the Manager pursuant to the Operating Agreement.

Other Activities of Manager: Affiliates

The Manager need not devote its full time to the Company’s business but shall devote such time as the Manager in its discretion, deems necessary to manage the Company’s affairs in an efficient manner. Subject to the other express provisions of the Operating Agreement, the Manager, at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ventures in competition with the Company, with no obligation to offer to the Company or any Member the right to participate therein, The Company may transact business with any Manager, Member, officer, agent or affiliate thereof provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

Transfers of Interests

A Member may assign, his, her or its Interests only if certain conditions set forth in the Operating Agreement are satisfied. Except as otherwise consented to by the Manager, the assignee must meet all suitability standards and other requirements applicable to other original subscribers and must consent in writing to be bound by all the terms of the Operating Agreement. In addition, the Company must receive written evidence of the assignment in a form approved by the Manager and the Manager must have consented in writing to the assignment. The Manager may withhold this consent in its sole and absolute discretion. Prior to the Manager’s consenting to any assignment, the Member must pay all reasonable expenses, including accounting and attorneys’ fees, incurred by the Company in connection with the assignment.

Withdrawal and Redemption Policy

As further set forth in our Operating Agreement, no Member may withdraw within the first twelve (12) months of a Member’s admission to the Company. Thereafter, the Company will use its best efforts to honor requests for a return of capital subject to, among other things, the Company’s then available cash flow, financial condition, and approval by the Manager. The maximum aggregate amount of capital that the Company will return to the Members each calendar year is limited to 5.0% of the value of the assets of the Company as of December 31st of the prior year. Notwithstanding the foregoing, the Manager may, in its sole discretion, waive such withdrawal requirements if a Preferred Member is experiencing undue hardship, which determination will be made by the Manager, in the Manager’s sole and absolute discretion.

School of Whales Commercial Real Estate Equity Fund, LLC

Members may submit a written request for withdrawal as a Member of the Company (each a “Withdrawal”) and may receive a 100% return of capital provided that the following conditions have been met: (a) the Member has been a Member of the Company for a period of at least twelve (12) months; and (b) the Member provides the Company with a written request for a return of capital at least thirty (30) days prior to such withdrawal (“Withdrawal Request”).

The Company will not establish a reserve from which to fund withdrawals of Members’ capital accounts and such withdrawals are subject to the availability of cash in any calendar quarter to make withdrawal distributions (“Cash Available for Withdrawals”) only after: (i) all current Company expenses have been paid (including compensation to the Manager, Manager and its affiliates as described in this Offering Circular); (ii) adequate reserves have been established for anticipated Company operating costs and other expenses and advances to protect and preserve the Company’s investments in Properties; and (iii) adequate provision has been made for the payment of all quarterly cash distributions owing to Members.

If at any time the Company does not have sufficient Cash Available for Withdrawals to distribute the quarterly amounts due to all Members that have outstanding withdrawal requests, the Company is not required to liquidate any Properties for the purpose of liquidating the capital account of withdrawing Members. In such circumstances, the Company is merely required to distribute that portion of the Cash Available for Withdrawals remaining in such quarter to all withdrawing Members pro rata based upon the relative amounts being withdrawn as set forth in the Withdrawal Request.

Notwithstanding the foregoing, the Manager reserves the right to utilize all Cash Available for Withdrawals to liquidate the capital accounts of deceased Members or ERISA plan investors in whole or in part, before satisfying outstanding withdrawal requests from any other Members. The Manager also reserves the right, at any time, to liquidate the capital accounts of ERISA plan investors to the extent the Manager determines, in its sole discretion, that any such liquidation is necessary in order to remain exempt from the Department of Labor’s “plan asset” regulations. Additionally, the Manager has the discretion to limit aggregate withdrawals during any single calendar year to not more than 10% of the total Company capital accounts of all Members that were outstanding at the beginning of such calendar year.

Dissolution of the Company, Liquidation and Distribution of Assets

The Company shall be dissolved upon the first to occur of the following events: (i) the happening of any other event that makes it unlawful, impossible, or impractical to carry on the business of the Company, or (ii) the disposition of all of the Company’s properties.

Power of Attorney

By becoming a party to the Operating Agreement, each Member will appoint the Manager as his or her attorney-in-fact and empower and authorize the Manager to make, execute, acknowledge, publish and file on behalf of the Member in all necessary or appropriate places, such documents as may be necessary or appropriate to carry out the intent and purposes of the Operating Agreement.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

OFFERING PRICE FACTORS

Our offering price is arbitrary with no relation to value of the Company. This offering is a self- underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this Offering.

School of Whales Commercial Real Estate Equity Fund, LLC

If the maximum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

If the minimum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

The Manager believes that if the maximum amount of the Class A Interests are sold the price per Interests value will be $50 for a total of $50,000,000.

The Manager believes that if the minimum amount of the Class A Interests are sold the price per Interests value will be $50 for a total of $100,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this Amended Offering Statement.

The following table sets forth information as of the date of this Annual Report.

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable (2)	Percent of class (3)
Class B Interests	SOW Management LLC (1)	100%	100%	100%
Preferred Interests	N/A (4)	N/A	N/A	N/A

(1) Daniel Pena-Giraldi, Juan Jose Pena-Giraldi, and Andrea Petersen jointly have dispositive control over the Class B Interests that are owned by our Manager, SOW Management LLC. SOW Management LLC, is wholly owned by School of Whales LLC, which is comprised of (i) Stambul LLC, which is controlled by Daniel Pena-Giraldi (ii) SOW Capital, Inc, which is controlled by Juan Jose Pena-Giraldi and (iii) Saga 1 LLC, which is controlled by Andrea Petersen.

(2) This column includes the amount of equity securities each beneficial owner has the right to acquire.

(3) This column uses the amounts contained in the two preceding columns to calculate the percent of class owned by such beneficial owner.

(4) No Preferred Member currently owns ten percent (10%) of the Preferred Interests in the Company. Preferred Interests are being sold through this Offering. Upon consummation of the sale of all Preferred Interests, the Preferred Interests will constitute 80% of the fully-diluted membership interest in the Company, and the Class B Interests constitute 20% of the fully-diluted membership interest in the Company.

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of the Offering.

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within sixty (60) days from the date of this Offering.

School of Whales Commercial Real Estate Equity Fund, LLC

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The decision makers of the Manager of the Company are as follows:

Name	Age	Title

Daniel Pena-Giraldi	45	Chief Operating Officer

Juan Jose Pena-Giraldi	49	Chief Financial Officer

Andrea Petersen	37	Chief Executive Officer

Duties, Responsibilities and Experience

The following individuals are the decision makers of SOW Management LLC which is the Manager of the Company. All business and affairs of the Company shall be managed by the Manager. The Manager shall direct, manage, and control the Company to the best of its ability and shall have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that the Manager shall deem to be reasonably required to accomplish the business and objectives of the Company. The rights and duties of the Manager is described in the Operating Agreement.

The principal decision makers of the Manager are as follows:

Daniel Pena-Giraldi.

Daniel has been active in the real estate industry since 2000, working in commercial development and general construction as principal of Stambul LLC. These positions included experience in project development, sales, leasing, project management and financing. Daniel is a State of Florida licensed general contractor with a Master of Laws, concentrating in Finance and Business, and an attorney member of the New York State Bar. This combination of professional backgrounds uniquely qualifies Daniel to negotiate, underwrite and coordinate the acquisition of commercial real estate, as well as debt transactions. Daniel is the current Treasurer and Board Member of the non-for profit organizations Miami Downtown Partnership and Downtown Miami Business Improvement District involved in the redevelopment of the Miami Central Business District. Daniel is fluent in Spanish, English and Italian. He received his J.D/Master of Law from the University of Connecticut School of Law.

Andrea Petersen

Andrea has been serving as the Chief Financial Officer at NorthPoint Group, a multinational corporation primarily concentrated on oil and gas with an increasing focus on renewable energy since 2013. She began her career in banking, working and gaining extensive experience in the areas of client relations, real estate credit analysis, and them moving to Treasury where she was in charge of a substantial mortgage-backed securities portfolio. Andrea actively manages real estate and development projects and is also a member of Miami Angels, a network of angel investors in South Florida. Andrea is fluent in Spanish and English. She graduated cum laude from Tufts University with a double major in Economics and International Relations. She earned her Master of Business Administration from the University of Miami.

Juan Jose Pena-Giraldi

Juan Jose “JJ” Pena-Giraldi has nearly 25 years of experience in international finance, specializing in oil and gas, manufacturing, and consumer goods. He joined Packers Plus Energy Services Inc. in 2007 as its Controller and has served as its Chief Financial Officer since 2010. He is attributed with contributing to the strategic vison, growth management and internationalization of the company. He earned a Bachelor’s Degree in Accounting from Universidad Catolica Andres Bello. He is fluent in English, Portuguese, Italian and his native Spanish.

School of Whales Commercial Real Estate Equity Fund, LLC

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the annual compensation of the executive officers and directors during the Company’s last completed fiscal year.

Name	Capacities in which compensation was received (e.g., CEO, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Andrea Petersen	N/A	0	0	0
Daniel Pena-Giraldi	N/A	0	0	0
Juan Jose Pena-Girladi	N/A	0	0	0
Amanda Olivastro (1)	Project Manager	$51,750.03	N/A	$51,750.03

(1)	The compensation of Amanda Olivastro is paid directly by the Manager, not the Company.

Executives receiving cash compensation are also offered medical benefits, which are available to all salaried employees.

For organizing the Company, business plan development, putting together this Offering, initial capitalization, and other related services, the Manager of the Company has been awarded 100% of the Class B Interests in our Company.

The Manager shall receive reimbursement for expenses incurred on behalf of the Company. As the owner of the Class B Interests, the Manager will also receive 20% of distributions available after the Members have received their Preferred Return, as defined in the Operating Agreement, annualized and paid quarterly.

Future Compensation

The principals of our Manager have agreed to provide services to us without cash compensation until such time that we have sufficient earnings from our revenue. The Manager has received Class B Interests in exchange for services related to this Offering and the management of the Company.

Transfer Agent

We will retain the services of a transfer agent prior to selling securities in this offering.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from our Manager. Office services are provided without charge by the Company’s Manager. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

We have issued 12,500,000 Class B Interests, constituting 100% of the Class B Interests, to our Manager. The Manager is controlled by School of Whales LLC (the “Sponsor”). The Sponsor is the manager of the Manager. The capital contribution attributable to the Class B Interests at the time of this Offering is approximately $200.00. The Manager shall receive the following fees and compensation:

The Manager will receive an annual payment of 1% of the total amount invested into the Company by the holders of Class A Interests as an Asset Management Fee. The total amount of fees the Manager may receive cannot be determined at this time. This fee will be annualized and paid monthly.

As the holder of all Class B Interests, the Manager will receive 20% of the Company’s Net Income after payment of the Target Rate of Return to our Preferred Members.

Daniel Pena-Giraldi and Juan Jose Pena-Giraldi are brothers.

On December 30, 2021, we utilized Two Hundred Fifty Thousand ($250,000.00) Dollars from the proceeds of our Offering to purchase a partial equity interest in Flagler Hall LLC, a Florida limited liability company, corresponding to approximately 1.55% of the issued and outstanding membership interest in Flagler Hall, LLC. Flagler Hall, LLC is the sole member of 200 E Flagler Development LLC, a Florida limited liability company, which in turn, owns the property located at 200 E. Flagler Street, Miami, Florida 33131 (collectively, “Flagler Hall”). As further set forth herein, Flagler Hall LLC is an entity which is controlled by Daniel Pena-Giraldi, one of our principals, who is the Manager and Member of Walpone LLC, which owns twenty (20%) percent of the interest of Flagler Hall LLC, Stambul Construction LLC, and Lubmats LLC.

School of Whales Commercial Real Estate Equity Fund, LLC

With respect to our investment in Flagler Hall, given that two (2) of our principals, namely Daniel Pena-Giraldi and Juan Jose Pena-Giraldi have interests therein, Andrea Petersen made an independent determination that such investment was fair and reasonable to us and was purchased at a price to us that was not materially greater than the cost of the asset to the affiliated seller. See Section entitled “Investment Process” starting on page 37.

STRATEGY AND RESULTS

Please see the description of our Investment Strategy set forth starting on page 35.

SELECTION, MANAGEMENT AND CUSTODY OF COMPANY’S INVESTMENTS

The Company will typically engage third party property managers to manage properties. It is possible that the Company will select property managers that are affiliated to the Manager. Generally, management costs will be a percentage of gross revenues not to exceed 10%.

PRIOR PERFORMANCE

Prior Performance is Not Indicative of Future Results

The Manager of the Company is SOW Management, LLC, and one of the principal owners and managers of the Manager is Daniel Pena Giraldi, who is the principal of Stambul LLC and one of the principals of Walpone LLC. SOW Management LLC is owned by School of Whales LLC. One of the owners of the School of Whales LLC is Stambul LLC.

From 2013 to the present, Daniel Pena Giraldi, as the principal and owner of Stambul LLC, and its affiliates, has purchased and developed commercial real estate currently valued at over $258 million. Daniel Pena-Giraldi has purchased and managed properties in Florida.

The projects purchased by Daniel Pena-Giraldi and his team were acquired with his own capital and the proceeds of private offerings of securities made exclusively to Accredited Investors as defined under Rule 501 of Regulation D under the Securities Act. The offerings were conducted pursuant to Section 4(2) of the Securities Act. We refer to each of these securities offerings and the properties they included as a “Project.” As of December 31, 2021, none of the Projects were sold or transferred.

To our knowledge, there have been no major adverse business developments or conditions experienced by any Project that would be material to purchasers of the Offering.

The three (3) prior programs raised an aggregate of $32,287,625.00 from a total of nine (9) investors from their inception through December 31, 2021, including a $250,000.00 investment from the Company.

CAUTION: PRIOR PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE FACT THAT COMPANIES RELATED TO OUR SPONSOR HAS BEEN SUCCESSFUL WITH THESE PROGRAMS DOES NOT GUARANTY THAT THE COMPANY WILL BE SUCCESSFUL.

Acquisitions of Properties Within Last Ten Years

During the last ten (10) years, the Manager has purchased three (3) properties with outside investors, which have and aggregate of 156,000 square feet of construction and a cost total of $57,000,000.

Prior Performance Tables

The Manager of the Company is SOW Management, LLC, and one of the principal owners and managers of the Manager is Daniel Pena Giraldi. SOW Management LLC is owned by School of Whales LLC. One of the owners of the School of Whales LLC is Stambul LLC.

School of Whales Commercial Real Estate Equity Fund, LLC

From 2013 to the present, Daniel Pena Giraldi, as the principal and owner of Stambul LLC, and its affiliates, such as Walpone LLC, has purchased and developed commercial real estate currently valued at over $258,000,000. Mr. Pena Giraldi has managed or purchased properties in Florida.

Some of these Projects were deemed to be similar in nature in that they raised funds from private equity offerings exempt from registration pursuant to Section 4(2) of the Securities Act for the primary purpose of acquiring and developing commercial real estate assets as long-term investments for eventual sale. In addition, Each of the Projects also has investment objectives that are similar to the investment objectives of the Company.

We are providing a number of tables that illustrate the results of the Projects:

Table	Projects Included in Table	Purpose and Subject Matter
I. Experience Raising Funds	Projects the offering of which closed within the last three years.	Provides information concerning the offerings themselves, including how the offering proceeds were deployed.
II. Operating Results	Projects the offering of which closed within the last five years.	Sets forth the annual operating results of the Projects included.
IV. Completed Projects	Projects completed (no longer own properties) within the last five years.	Summarizes the results of the Projects included, including the return to Project investors.
V. Sales of Property	All Projects that have sold property within the last three years.	Summarizes the result of property sales.

Because of the similarities between the Projects and the Company, investors who are considering purchasing Interests from the Company might find it useful to review these tables. However, prospective investors should bear in mind that PRIOR PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. THE FACT THAT PRINCIPALS OF OUR MANAGER HAVE BEEN SUCCESSFUL WITH THESE PROJECTS DOES NOT GUARANTEE THAT THE COMPANY WILL BE SUCCESSFUL.

The prior performance tables reflect properties who’s managing member is Daniel Pena-Giraldi. One of the principals of our Manager, Daniel Pena Giraldi, formed Stambul LLC on September 13, 2006. Over time, the assets owned by the various entities and managed by Stambul LLC, its affiliates, or Daniel Pena-Giraldi will be sold.

Table I – Manager Experience (unaudited) - sets forth the Stambul LLC, affiliates and Daniel Pena Giraldi historical experience for all programs that started to raise capital in the last three (3) years and were closed on or before December 31, 2021:

	Hospitality Sunrise, LLC (I)	Flagler Hall, LLC (II)	79th St Development, LLC (III)
Dollar Amount Offered	$13,000,000	$12,927,232	$1,000,000
Dollar Amount Raised	$13,000,000	$12,927,232	$1,000,000
Less Offering Expenses	-	-	-
Reserves	0	0	0
Percent available for investment	0%	0%	0%
Acquisition Costs	$13,750,000	$4,800,000	$2,300,000

Percent Leverage	60%	35%	50%
Date Offering Began	3/3/2017	5/6/2018	7/13/2017
Length of Offering (in months)	3	2	1
Months to Invest 90% of amount available	0	0	0

School of Whales Commercial Real Estate Equity Fund, LLC

Hospitality Sunrise, LLC

Hospitality Sunrise, LLC was formed as a Florida limited liability company on February 7, 2017, in order to acquire a hotel asset in Fort Lauderdale, Florida (“FLL Property.”) The FLL Property was acquired in June 2017 and is a located at 1055 N. Federal Hwy, Ft. Lauderdale, Florida 33304. The hotel has 145 keys (53,750 sq. ft.) and a total land of 2.25 acres.

The property is strategically positioned on the curve of Sunrise Blvd. and Federal Highway (US1). Renovations were completed in mid-January 2016. The hotel opened as a Clarion Inn franchise and has been producing revenue since February 2016.

To be re-positioned, decorative screens will be installed in the exterior facade of the building to mitigate the “motel looking” appearance and reposition the property into a lifestyle hotel with a high-energy food and beverage component, poolside bar and lake entertainment area.

As a second phase of the project, a new 85 unit condo / multi-family apartments with 2500 sq. ft. of commercial space will be developed within its 2.25 acres lot without interruption of the hotel operations.

The hotel is walking distance to the beach, the Galleria Mall, three public parks, Super Markets, IL Mulino, Cafe Veco, J Marks, a movie theater, The French-Bakery, and dozens of other popular restaurants, stores, coffee shops, and night spots.

Flagler Hall LLC

Flagler Hall LLC was formed as a Florida limited liability company on March 13, 2018, in order to acquire a commercial asset in Miami, Florida located at 200 E. Flagler Street, Miami, Florida 33131, defined herein as Flagler Hall. The property was acquired in June 2018.

Flagler Hall is the former site of the third Walgreens outside of Chicago, a historic property. It was added to the U.S. National Register of Historic Places in 1991.

This 58,000 sq. ft. trophy property, located in an emblematic corner of Flagler Street, is being developed to become an entertainment center with 7 floors of different experiences. Currently, the tenant roster includes twenty-five (25) restaurant concepts, basement bar, 16,000 sq. ft. of Music & Co-working space with offices and rooftop food and beverage concept. Although the property was expected to be completed in the third quarter of 2021, due to unforeseen circumstances, we anticipate that development of this property will now be complete by the third quarter of 2022.

The Fund has invested Two Hundred Fifty Thousand ($250,000.00) Dollars in Flagler Hall LLC.

Daniel Pena-Giraldi is member in Walpone LLC which owns twenty (20%) percent of the Membership Interest of Flagler Hall LLC, and is the Manager of 200 E Flagler Development LLC.

Juan Jose Pena-Giraldi is the principal of One Village Investment FLL, Inc., which owns ten (10%) percent of the Membership Interest of Flagler Hall LLC.

79th Street Development LLC

79th Street Development LLC was formed in Florida on April 10 2017, in order to acquire an acre of land in the Little River District located in Miami, Florida (“Little River”).

The property was acquired in May 2017, it is zoned T6-8 which allows to build 150 units per acre. Currently the project is in the planning phase to develop a 123 units multifamily building.

School of Whales Commercial Real Estate Equity Fund, LLC

Table II – Operating Results of Prior Programs (unaudited) – sets forth the operating results of properties included in prior real estate programs:

	For the Periods Ended
	December 31, 2019, December 31, 2020 and December 31, 2021
	Hospitality Sunrise, LLC			Flagler Hall, LLC			79th St Development, LLC
	2019	2020	2021	2019	2020	2021	2019	2020	2021
Summary of Income Statement Data:
Gross revenue-	0	0	0	0	0		750	3,850.00	20,626.89
Less-Operating expenses	4,168.27	0.00	2,400.00	1,465.00	0.00	2,495.00	60,716.20	53,177.91	164,614.90
Net operating income	-4,168.27	0	-2,400.00	-1,465.00	0.00	-2,495.00	-59,966.20	-49,327.91	-143,988.01
Interest expense	0	0			0	0	-32,607.44	-30,691.65	-43,541.84
Non-operating - depreciation and amortization	0	0		0	0		28,678.00	28,678.00	28,678.00
Net income(loss) - GAAP basis	-1,264.21	-2,643.94	-2,400.00	-1,465.00	0.00	-2,495.00	-121,251.64	-77,505.91	-216,207.85

Taxable Income from operations	-1,264.21	-2,643.94	-2,400.00	-1,465.00	0.00	-2,495.00	-121,251.64	-77,505.91	-216,207.85
Cash generated from operations	-1,264.21	-2,634.94	-2,400.00	0	0		750	3,850.00	20,629.89
Cash used in investing activities	0	0	0	-2,668,999.59	-4,862,654.42	-5,129,402.54	-11,635.76	-610,590.43	-758,834.52
Cash used in financing activities	0	0	0	2,668,999.59	4,862,654.42	5,129,402.54	32,607.44	610,590.43	758,834.52
Cash generated from refinancing or sale	-	-		-	-		-	-
Less-Cash distributions to investors
- from operating cash flow	0	0	0	0	0	0	0	0	0
- less cash distribution to Manager
Cash generated after cash distributions	0	0	0	0	0	0	0	0	0

Tax and Distributions Data:
Federal Income Tax Results:
Ordinary income(loss) from operations	-1,264.21	-2,634.94	-2400	-1,465.00	0	-2,495.00	-121,251.64	-77,509.91	-216,207.85
Cash Distributions Paid to Investors
- From Operations	0	0	0	0	0	0	0	0	0

Summary Balance Sheet:
Total assets (before depreciation)	8,327,890.58	8,326,646.64	8,321,646.64	8,833,580.11	13,001,928.13	18,342,560.10	1,566,699.25	3,893,912.71	3,319,158.69
Total assets (after depreciation)	8,327,890.58	8,326,646.64	8,321,646.64	8,833,580.11	13,001,928.13	18,342,560.10	1,493,809.25	3,792,344.71	3,188,912.69
Total liabilities	1,200.00	2,600.00	0.00	246,899.20	722,676.01	5,422,676.01	758,455.16	1,358,710.87	1,271,659.42

Table III

Inapplicable as no properties have been disposed.

Table IV

Inapplicable as no properties have been disposed.

LIMITATIONS OF LIABILITY

As permitted by Florida law, our Operating Agreement provides:

○	we will indemnify our Manager to the fullest extent permitted by law;

○	we may indemnify our other employees and other agents to the same extent that we indemnify our Manager; and

○	we will advance expenses to our Manager in connection with a legal proceeding and may advance expenses to any employee or agent; provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class A Interests was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

DiSchino & Schamy, PLLC is providing legal services to the Company.

Templeton & Company, LLP is providing auditing services to the Company.

SCHOOL OF WHALES COMMERCIAL

REAL ESTATE EQUITY FUND, LLC

Financial Statements

FOR THE YEARS ENDED DECEMBER 31, 2021 and 2020

SCHOOL OF WHALES COMMERCIAL REAL ESTATE EQUITY FUND, LLC

Report of Independent Auditor

To the Board of Directors and Members

School of Whales Commercial Real Estate Equity Fund, LLC

Miami, Florida

Opinion

We have audited the accompanying financial statements of the School of Whales Commercial Real Estate Equity Fund, LLC (the Company) (a Florida Limited Liability Company), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the School of Whales Commercial Real Estate Equity Fund, LLC as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about School of Whales Commercial Real Estate Equity Fund, LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists.

The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of School of Whales Commercial Real Estate Equity Fund, LLC’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about School of Whales Commercial Real Estate Equity Fund, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Emphasis of Matter

As discussed in Note 1 to the financial statements, School of Whales Commercial Real Estate Equity Fund, LLC filed an offering statement with the Securities and Exchange Commission pursuant to Regulation A, to raise equity capital of up to $50,000,000 in Class A member units.

Fort Lauderdale, Florida

April 29, 2022

SCHOOL OF WHALES COMMERCIAL REAL ESTATE EQUITY FUND, LLC

BALANCE SHEETS
December 31, 2021 and 2020

	2021	2020
ASSETS
Assets:
Cash and cash equivalents	$105,583	$200
Restricted cash	6,735	-
Investment in Flagler Hall, LLC	250,000	-

Total assets	$362,318	$200

LIABILITIES AND MEMBERS` EQUITY
Liabilities:
Accounts payable	$2,897	$-
Total liabilities	2,897	-
Members` equity	359,421	200

Total liabilities and members` equity	$362,318	$200

See accompanying notes to financial statements

SCHOOL OF WHALES COMMERCIAL REAL ESTATE EQUITY FUND, LLC

STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2021 and 2020

	2021	2020
Revenue	$-	$-

Operating expenses	6,739	-

Net loss	$(6,739)	$-

See accompanying notes to financial statements.

SCHOOL OF WHALES COMMERCIAL REAL ESTATE EQUITY FUND, LLC

STATEMENTS OF CHANGES IN MEMBERS' EQUITY
For the Years Ended December 31, 2021 and 2020

	Class A	Class B
	Units	Units	Total
Members' equity, January 1, 2020	$-	$200	$200

From operations:
Net income	-	-	-

From capital transactions:
Contributions	-	-	-

Increase In members' equity	-	-	-

Members' equity, December 31, 2020	-	200	200

From operations:
Net loss	(6,739)	-	(6,739)

From capital transactions:
Contributions	365,960	-	365,960

Increase In members' equity	359,221	-	359,221

Members' equity, December 31, 2021	$359,221	$200	$359,421

See accompanying notes to financial statements.

SCHOOL OF WHALES COMMERCIAL REAL ESTATE EQUITY FUND, LLC

STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2021 and 2020

	2021	2020
Cash flows from operating activities:
Net loss	$(6,739)	$-
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in liabilities:
Increase in accounts payable	2,897	-

Net cash used in operating activities	(3,842)	-

Cash flows from investing activities:
Investment in Flagler Hall, LLC	(250,000)	-

Net cash used in investing activities	(250,000)	-

Cash flows from financing activities:
Issuance of Class B member units	-	200
Issuance of Class A member units	365,960	-

Net cash provided by financing activities	365,960	200

Net increase in cash, cash equivalents, and restricted cash	112,118	200

Cash, cash equivalents, and restricted cash, beginning	200	-

Cash, cash equivalents, and restricted cash, ending	$112,318	$200

See accompanying notes to financial statements.

SCHOOL OF WHALES COMMERCIAL REAL ESTATE EQUITY FUND, LLC

NOTES TO FINANCIAL STATEMENTS, CONTINUED

Note 1 – Description of the Organization

The School of Whales Commercial Real Estate Equity Fund, LLC (the Fund or Company) is a Florida limited liability company, formed for the purpose of raising funds through the Jump Start Our Business Start Ups Act (Jump Start Act). The Fund’s objective is to deploy the funds raised into commercial real estate properties that meet certain investment criteria. The Fund’s focus will initially be the Florida real estate market, but, over time, may expand to other geographic regions. The Company commenced operations on June 8, 2021.

Following approval from the U.S. Securities and Exchange Commission, the Fund is offering up to 1,000,000 Class A units at $50.00 per Class A unit and filed an offering statement pursuant to Regulation A (the Offering).

As of December 31, 2021, the Fund has raised $365,960 through the Offering which is being handled by the Fund’s Manager, SOW Management, LLC (the Manager). The Fund has established a minimum investment requirement of $500.

Note 2 – Summary of Significant Accounting Policies

Basis of presentation

The accompanying financial statements of the Fund have been presented in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP).

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

The real estate and capital markets are cyclical in nature. Property and investment values are affected by, among other things, the availability of capital, occupancy rates, rental rates and interest and inflation rates. As a result, determining real estate and investment values involves many assumptions. Amounts ultimately realized from each investment may vary significantly from the fair values presented.

Investment valuation

Real estate investments are valued based upon independent appraisals, recent sales, estimated sales proceeds, or management’s opinion of value. Such values have been identified for investment and portfolio management purposes only; the Fund reserves its right to pursue full remedies for the recovery of its investments and other rights. The fair value of real estate investments does not reflect transaction sale costs, which may be incurred upon disposition of the real estate investments.

Although the estimated fair values represent subjective estimates, management believes these estimated fair values are reasonable approximations of market prices and the aggregate estimated value of investments in real estate is fairly presented at December 31, 2021.

Risk management

In the normal course of business, the Fund encounters economic risk, including interest rate risk, credit risk, and market risk. Interest rate risk is the result of movements in the underlying variable component of mortgage financing rates. Credit risk is the risk of default on the Fund’s real estate investments that results from the underlying tenant’s inability or unwillingness to make contractually required payments. Market risk reflects changes in the valuation of real estate investments held by the Fund in the State of Florida and have a concentration in office and retail centers and are therefore dependent upon the health of the Florida economy.

SCHOOL OF WHALES COMMERCIAL REAL ESTATE EQUITY FUND, LLC

NOTES TO FINANCIAL STATEMENTS, CONTINUED

Note 2 – Summary of Significant Accounting Policies, Continued

Cash, cash equivalents and restricted cash

The Fund considers all short-term investments with initial maturities of three months or less to be cash equivalents for purposes of reporting cash flows.

Cash, cash equivalents and restricted cash as of December 31, 2021, consist of the following:

Cash and cash equivalents	$105,583
Restricted cash	6,735
Total cash and cash equivalents and restricted cash	$112,318

Investment in Flagler Hall, LLC

On December 30, 2021, the Fund acquired a 1.55% equity interest in Flagler Hall, LLC, a Florida limited liability company, for $250,000. Flagler Hall, LLC is the sole member of 200 E Flagler Development LLC, a Florida limited liability company, which in turn, owns the property located at 200 E. Flagler Street, Miami, Florida 33131. Flagler Hall, LLC is an entity controlled by a member of the Manager.

Fund management fees

The Fund’s assets are currently managed by the Manager, which is wholly owned by School of Whales, LLC (SOW), an affiliated company. The management fees are calculated based upon a specified percentage of assets under management as indicated in the Offering.

Equity interest in Flagler Hall, LLC

The Fund’s interest includes certain lockup provisions which restrict the ability of the Fund to transact, exchange or exercise its equity interest, management classified this investment in Level 3 of the fair value hierarchy.

Risks and uncertainties

The Fund’s investment in Flagler Hall, LLC is exposed to various risks, such as market risk, economic risk, interest rate risk and credit risk. Due to the level of risk associated with its investment and the level of uncertainty related to changes in the value of the investment, it is at least reasonably possible that changes in risks in the near-term would materially affect the Fund’s investment and the amounts reported in the statements of operations and balance sheets.

Income taxes

For federal income tax purposes, the Fund is treated as a partnership, and the investors are treated as partners. As a partnership, tax-basis income and losses are passed through to the members, and accordingly, income taxes are not provided for by the Fund.

The tax basis income and losses may differ from the income and losses in the accompanying statements of operations, which are prepared in accordance with U.S. GAAP.

SCHOOL OF WHALES COMMERCIAL REAL ESTATE EQUITY FUND, LLC

NOTES TO FINANCIAL STATEMENTS, CONTINUED

Note 2 – Summary of Significant Accounting Policies, Continued

Concentration of credit risk

Financial instruments which potentially subject the Fund to concentrations of credit risk include temporary cash investments. The Fund places its cash and temporary cash investments with creditworthy financial institutions and are subject to credit risk to the extent those balances exceed applicable Federal Depository Insurance Corporation (FDIC) or Securities Investor Protection Corporation (SIPC) limitations.

Note 3 – Fair Value Measurements

Fair value – hierarchy of fair value

In determining fair value, the Fund may use uses various valuation approaches. Accounting Standards Codification 820 (ASC 820) establishes fair value measurement framework, provides a single definition of fair value, and requires expanded disclosure summarizing fair value measurements. ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing an asset or liability.

The standard establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable input be used when available. Observable inputs are inputs that the market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Fund. Unobservable inputs are inputs that reflect the Fund’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is measured in three levels based on the reliability of inputs:

Level 1— Valuations based on quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access. Valuation adjustment and block discounts are not applied to Level 1 instruments.

Level 2 — Valuations based on quoted prices in less active, dealer or broker markets. Fair values are primarily obtained from third party pricing services for identical or comparable assets or liabilities.

Level 3 — Valuations derived from other valuation methodologies, including pricing models, discounted cash flow models and similar techniques, and not based on market, exchange, dealer, or broker-traded transactions. Level 3 valuations incorporate certain assumptions and projections that are not observable in the market and use significant professional judgment in determining the fair value assigned to such assets or liabilities.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

ASC 825 provides entities with a one-time irrevocable option to fair value eligible assets and liabilities and requires both qualitative and quantitative disclosures to those for which an election is made. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings.

SCHOOL OF WHALES COMMERCIAL REAL ESTATE EQUITY FUND, LLC

NOTES TO FINANCIAL STATEMENTS, CONTINUED

Note 3 – Fair Value Measurements, Continued

The following table presents information about the Fund’s financial assets measured at fair value as of December 31, 2021:

	Fair Value Measurements as of December 31, 2021
	Level 1	Level 2	Level 3	Total
Investment in Flagler Hall, LLC	$-	$-	$250,000	$250,000

Total investments, at fair value	$-	$-	$250,000	$250,000

Activity related to the Level 3 investment activity for the year ended December 31, 2021 is as follows:

Balance at January 1, 2021	$-
Purchase	250,000
Balance at December 31, 2021	$250,000

At December 31, 2021, the Fund has no unfunded commitments with its Level 3 investment.

Note 4 – Members’ Equity

The Company was formed on October 19, 2018 and is raising equity capital pursuant to the Offering as an emerging growth Company under the Jump Start Act.

The Company has two authorized classes of member units, Class A units and Class B units.

As of December 31, 2021, the Company has issued 7,319.2 Class A units. Class A units are issued as part of the Offering with a purchase price of $50 per Class A unit, with a minimum purchase of ten (10) Class A units for an aggregate minimum purchase price of $500.

There are 1,000,000 Class A units available to be issued for up to a 100% ownership of the Class A units which, based on the offering price of $50 per Class A unit, would raise a maximum $50,000,000 in capital.

Class A units are entitled to a non-compounding preferred return of 8% annually. The preferred return distributions are a priority return distribution and must be paid prior to any profits distributions. The preferred return distributions will be paid, subject to cash flow, quarterly on an annualized basis. Upon the preferred return distributions being satisfied, a profits distribution may be paid ratably in accordance with the percentage of the Class A and Class B units ownership. Class B units are subordinated to Class A units.

All Class B units were issued to the Manager and its managing members. School of Whales, LLC owns 100% of the Class B units. The Manager or its members or affiliates will retain 20% of the equity interest in Class B units of the Fund in exchange for its services to the Fund.

Note 5 – Related Party Transactions

Fund asset management fees are payable monthly to the Manager based on 1.00% per annum (pro-rated) of the Class A unit members’ contributed capital.

For the year ended December 31, 2021, $1,408 in asset management fees were accrued and charged to the Fund.

SCHOOL OF WHALES COMMERCIAL REAL ESTATE EQUITY FUND, LLC

NOTES TO FINANCIAL STATEMENTS, CONTINUED

Note 5 – Related Party Transactions, Continued

Under the Fund’s operating agreement, all expenses incurred by the Manager through the date of the capital raise will be reimbursed to the Manager upon the Fund meeting stipulated capital raise thresholds. As of December 31, 2021, the Manager has incurred expenses associated with the formation, organization, and Class A unit offering which approximated $382,000. Such expenses incurred by the Manager have not been reflected in the accompanying financial statements, as the Fund has not met the capital raise threshold requiring reimbursement of such expenses.

Note 6 – Commitments

In 2020, the Fund executed an agreement with a third party registered broker dealer to assist the Fund in reviewing and vetting investor information, reviewing subscription agreements, contacting the Fund, if needed, to gather additional information or clarification on potential investors, and coordinating with third parties to ensure adequate review and compliance takes place during the Offering.

The broker dealer receives the majority of its compensation based on capital raised during the one-year contract period commencing the date the Offering is qualified by the U.S. Securities and Exchange Commission. During 2021, the broker dealer received $3,592 in fees from the Fund.

Note 7 – Subsequent Events

The Fund has evaluated events subsequent to December 31, 2021, through April 29, 2022, the date the financial statements were available to be issued, for adjustments to or disclosures in the financial statements.

School of Whales Commercial Real Estate Equity Fund, LLC

PART III - EXHIBITS

Item 1. Index to Exhibits

2.	Articles of Organization*
3.	Operating Agreement*
4.	Subscription Agreement*
6.1	Broker Dealer Agreement dated June 9, 2020 between School of Whales Commercial Real Estate Equity Fund, LLC and Dalmore Group, LLC.*
8.1	Form of Escrow Agreement dated [*], 202[*] by and among North Capital Private Securities Corporation and School of Whales Commercial Real Estate Equity Fund, LLC.*
11.1	Consent of Templeton & Company, LLP
11.2	Consent of DiSchino & Schamy, PLLC (included in Exhibit 12)
12.	Opinion of DiSchino & Schamy, PLLC

*previously filed.

School of Whales Commercial Real Estate Equity Fund, LLC

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on June 9, 2022.

School of Whales Commercial Real Estate Equity Fund, LLC

/s/ Andrea Petersen
Andrea Petersen, Chief Executive Officer of SOW Management LLC, Manager

This offering statement has been signed by the following persons in the capacities and on the date indicated above.

School of Whales Commercial Real Estate Equity Fund, LLC

/s/ Andrea Petersen
Andrea Petersen, Chief Executive Officer of SOW Management LLC, Manager

/s/ Juan Jose Pena-Giraldi
Juan Jose Pena Giraldi, Chief Financial Officer of SOW Management LLC, Manager

/s/ Daniel Pena-Giraldi
Daniel Pena-Giraldi, Chief Operating Officer of SOW Management LLC, Manager